EXECUTION COPY
TRANSMISSION PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
DELMARVA POWER & LIGHT COMPANY
and
OLD DOMINION ELECTRIC COOPERATIVE
Dated as of June 13, 2007

TABLE OF CONTENTS
ARTICLE I DEFINITIONS		1
1.1	Definitions	1
1.2	Construction	9
13	U.S. Dollars	10
ARTICLE II PURCHASE AND SALE		10
2.1	Transfer of Assets	10
2.2	Excluded Assets	11
2.3	Assumed Liabilities	13
2.4	Excluded Liabilities	14
2.5	Control of Litigation	15
ARTICLE III THE CLOSING		15
3.1	Closing	15
3.2	Purchase Price	15
3.3	Establishment of Escrow	16
3.4	Adjustment to Purchase Price	16
3.5	Tax Reporting and Allocation of Purchase Price	17
3.6	Prorations	18
3.7	Deliveries by Seller	18
3.8	Deliveries by Buyer	19
3.9	Post-Closing Asset Deliveries	20
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER		20
4.1	Organization; Qualification	20
4.2	Authority	21
4.3	Consents and Approvals; No Violation	21
4.4	Insurance	22
4.5	Title and Related Matters	22
4.6	Seller's Environmental Matters	22
4.7	Taxes	23
4.8	Material Transferred Easements	24
4.9	Certain Contracts and Arrangements	24
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4.10	Legal Proceedings	24
4.11	Permits	24
4.12	Brokers; Finders	25
4.13	Compliance with Laws	25
4.14	No Material Adverse Effect	25
ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER		25
5.1	Organization; Qualification	25
5.2	Authority	25
5.3	Consents and Approvals; No Violation	26
5.4	Availability of Funds	26
5.5	Legal Proceedings	26
5.6	Ability to Close	26
5.7	Brokers; Finders	27
ARTICLE VI COVENANTS OF THE PARTIES		27
6.1	Conduct of Business Relating to the Purchased Assets	27
6.2	Access to Information	28
6.3	Procedures with Respect to Certain Agreements and Other Assets	30
6.4	Public Statements	30
6.5	Further Assurances	30
6.6	Consents and Approvals	31
6.7	Certain Tax Matters	32
6.8	Right to Update	33
6.9	Employees	33
6.10	Risk of Loss	34
6.11	Equipment Relocation	34
6.12	Meters	34
6.13	Capacitors	34
6.14	Transmission Matters with PJM	34
6.15	Expenses	35
ARTICLE VII CONDITIONS		35
7.1	Conditions to Obligation of Buyer	35
7.2	Conditions to Obligation of Seller	36
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7.3	Conditions to Obligation of Buyer and Seller	37
ARTICLE VIII INDEMNIFICATION AND ARBITRATION		37
8.1	Indemnification	37
8.2	Defense of Claims	39
8.3	Arbitration	39
ARTICLE IX TERMINATION		40
9.1	Termination	40
9.2	Effect of Termination	42
ARTICLE X MISCELLANEOUS PROVISIONS		42
10.1	Amendment and Modification	42
10.2	Bulk Sales Laws	42
10.3	Waiver of Compliance; Consents	42
10.4	Survival	42
10.5	Disclaimers	42
10.6	Notices	43
10.7	Assignment	44
10.8	Governing Law; Forum; Service of Process	45
10.9	Counterparts	45
10.10	Interpretation	45
10.11	Schedules	46
10.12	Disclosure	46
10.13	Entire Agreement	46
10.14	Severability	46
10.15	No Agency	46
LIST OF SCHEDULES
SCHEDULES
1.1(68) 1.1(83) 1.1(93) 2.1(b) 2.1(d) 2.2(a) 3.2(a) 4.3(a)	Permitted Encumbrances Seller's Knowledge Transferable Permits Transmission Assets Seller's Agreements Distribution Assets Net Book Value Calculation Seller's Defaults and Violations
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4.3(b) 4.4 4.5(c) 4.6 4.8 4.9(a) 4.9(b) 4.9(c) 4.10 4.12 4.14 5.3(a) 5.3(b) 6.1 6.1(e) 7.1(c) 7.2(c)

Seller's Required Regulatory Approvals
Insurance
Transferred Easements Exceptions
Seller's Environmental Matters
Material Transferred Easements
Seller's Agreements
Seller's Agreements Exceptions
Seller's Agreements Defaults and Violations
Legal Proceedings
Brokers; Finders
Material Adverse Effects
Buyer's Defaults and Violations
Buyer's Required Regulatory Approvals
Conduct of Business Exceptions
Seller's Budget
Certain Buyer's Required Regulatory Approvals
Certain Seller's Required Regulatory Approvals

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PURCHASE AND SALE AGREEMENT

          PURCHASE AND SALE AGREEMENT, dated as of June 13, 2007 (this "Agreement"), by and between Delmarva Power & Light Company, a Virginia corporation ("Seller"), and Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative ("Buyer"). Seller and Buyer may each be referred to herein individually as a "Party," and together as the "Parties."

W I T N E S S E T H
WHEREAS, Seller owns the transmission assets (as described below) and certain properties and assets associated therewith and ancillary thereto; and

          WHEREAS, Buyer desires to purchase and assume, and Seller desires to sell and assign, or cause to be sold and assigned, the Purchased Assets (as defined below) and certain associated Liabilities (as defined below), upon the terms and conditions hereinafter set forth in this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I DEFINITIONS
1.1. Definitions. As used in this Agreement, the following capitalized terms have the meanings specified in this Section 1.1.

                         (1)     "Access Agreements" means the agreements between Buyer and Seller, or any Affiliate thereof, to be delivered at the Closing, which shall afford each Party access to certain property and assets as mutually agreed and as necessary to ensure safe and reliable operations.

                         (2)     "Additional Agreements" means the Restated Interconnection Agreement, the Facilities Agreement, the Operational Coordination Agreement, the Access Agreements, the Special Warranty Deed, the Assignment and Assumption Agreements, the Bill of Sale, the Assignment of Transferred Easements and the Escrow Agreement.

                         (3)     "Affiliate" means, with respect to any designated Person, any other Person directly or indirectly controlling, or controlled by, or under direct or indirect common control with such designated Person.

(4) "Agreement" has the meaning set forth in the preamble to this Agreement.

                         (5)    "Assignment and Assumption Agreements" means the assignment and assumption agreements between Seller and Buyer, to be mutually agreed by the Parties and delivered at the Closing, pursuant to which Seller shall assign the Seller's Agreements, certain intangible assets and certain other Purchased Assets to Buyer, and Buyer shall accept such assignment and assume the Assumed Liabilities.
(6) "Assumed Liabilities" has the meaning set forth in Section 2.3.
(7) "Authorized Agent" has the meaning set forth in Section 10.8.

                         (8)     "Benefit Plans" means Seller's material deferred compensation, profit-sharing, retirement and pension plans, and all material bonus, fringe benefit and other employee benefit plans, maintained or with respect to which contributions are made by Seller for the benefit of any of Seller's employees.

(9) "Bill of Sale" means the bill of sale of Seller, to be mutually agreed by the Parties and delivered at the Closing.

                         (10)    "Business Day" means any day other than Saturday, Sunday and any day on which banking institutions in the Commonwealth of Virginia or the State of New York are authorized or required by Law to close.

(11) "Buyer" has the meaning set forth in the preamble to this Agreement.
(12) "Buyer's Indemnitee" has the meaning set forth in Section 8.1(b).
(13) "Buyer's Knowledge" means the actual knowledge of Lisa D. Johnson or Richard Beam.
(14) "Buyer's Permits" has the meaning set forth in Section 6.5(a).
(15) "Buyer's Required Regulatory Approvals" has the meaning set forth in Section 5.3(b).
(16) "Cap" has the meaning set forth in Section 8.1(a).
(17) "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
(18) "Closing" has the meaning set forth in Section 3.1.
(19) "Closing Adjustment Amount" has the meaning set forth in Section 3.2(a).
(20) "Closing Date" has the meaning set forth in Section 3.1.
(21) "Closing Payment" has the meaning set forth in Section 3.2(c).
(22) "Closing Statement" has the meaning set forth in Section 3.4(a).
(23) "COBRA" means Sections 601 through 608 of ERISA and Section 4980B of the Code.
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(24) "Code" means the Internal Revenue Code of 1986, as amended.
(25) "Commercial Arbitration Rules" has the meaning set forth in Section 8.3(c).

                         (26)    "Commercially Reasonable Efforts" means efforts which are designed to enable a Party to expeditiously satisfy a condition, or otherwise assist, in the consummation of the transaction contemplated by, or the performance of an obligation under, this Agreement, and which do not require the performing Party to expend funds other than expenditures which are customary and reasonable in transactions of the kind and nature contemplated by this Agreement in order for the performing Party to satisfy its obligations hereunder.

(27) "Confidentiality Agreement" means the Confidentiality Agreement, dated June 29, 2006, between Seller, Buyer and the Distribution Purchaser, as amended.
(28) "Courts" has the meaning set forth in Section 10.8.
(29) "Direct Claim" has the meaning set forth in Section 8.2(c).
(30) "Distribution Assets" has the meaning set forth in Section 2.2(a).
(31) "Distribution Purchaser" means A&N Electric Cooperative.
(32) "Distribution Purchase Agreement" means that certain purchase agreement between Seller and the Distribution Purchaser.

                         (33)    "Easements" means, collectively, (i) all easements, licenses, rights of way and other access rights to be granted by Buyer to Seller or Seller to Buyer, or any Affiliate thereof, pursuant to the Access Agreements, and (ii) all easements, licenses, rights of way and other access rights reserved by Seller, or any Affiliate thereof, in the Special Warranty Deed.

(34) "Encumbrances" means any and all mortgages, pledges, liens, leases, security interests, easements, activity and use limitations, restrictions, defects of title or other similar encumbrances.

                         (35)    "Environmental Conditions" means the presence in or Release to the environment, including air, surface and subsurface water, groundwater, soil and sediments, of Hazardous Substances, including any migration of Hazardous Substances through air, surface and subsurface water, groundwater, soil and sediments, at, to or from the Site, or at, to or from any Off-Site Location, regardless of when such presence or Release occurred or is discovered.

                         (36)    "Environmental Laws" means all Laws relating to pollution or protection of the environment, natural resources or human health and safety, including Laws relating to Releases or threatened Releases of Hazardous Substances or otherwise relating to the manufacture, formulation, generation, processing, distribution, use, treatment, storage, disposal, Release, transport, arrangement for transport for disposal or treatment, arrangement for disposal or treatment, Remediation, abatement, cleanup or handling of Hazardous Substances, including CERCLA.

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                         (37)    "Environmental Permits" means all permits, certificates, licenses, approvals and other authorizations of, and required filings with the subdivisions to, all Governmental Authorities under Environmental Laws.

(38) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
(39) "ERISA Affiliate" has the meaning set forth in Section 2.4(f).
(40) "Escrow" has the meaning set forth in Section 3.3.
(41) "Escrow Agent" has the meaning set forth in Section 3.3.
(42) "Escrow Agreement" means the Escrow Agreement, dated as of the Closing Date, among the Parties and the Escrow Agent, to be mutually agreed by the Parties and delivered at Closing.
(43) "Escrow Amount" has the meaning set forth in Section 3.3.
(44) "Estimated Adjustment Amount" has the meaning set forth in Section 3.2(b).
(45) "Excluded Assets" has the meaning set forth in Section 2.2.
(46) "Excluded Liabilities" has the meaning set forth in Section 2.4.
(47) "Facilities Agreement" means the facilities agreement between Buyer and Seller governing the physical interconnection of Buyer's transmission facilities with Seller's transmission facilities.
(48) "FERC" means the U.S. Federal Energy Regulatory Commission or any successor agency thereto.

                         (49)    "Good Utility Practices" means any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods or acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made by an entity owning the applicable facilities or equipment throughout their entire useful lives, would have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and timing requirements.

                         (50)    "Governmental Authority" means any executive, legislative, judicial, regulatory, tribal or administrative agency, body, commission, department, board, court, tribunal or authority of the U. S. or any foreign country, or any state, local or other governmental subdivision thereof.

(51) "Hazardous Substances" means (a) any petrochemical or petroleum products, oil or coal ash, coal slag, radioactive materials, radon gas, lead paint, asbestos in any
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form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid which may contain polychlorinated biphenyls, (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants" or words of similar meaning and regulatory effect under any applicable Environmental Law and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

                         (52)    "Income Tax" means any Tax imposed by any Governmental Authority (a) based upon, measured by or calculated with respect to net income, profits or receipts (including capital gains Taxes and minimum Taxes) or (b) based upon, measured by or calculated with respect to multiple bases (including corporate franchise taxes) if one or more of such bases is described in clause (a), in each case, together with any interest, penalties or additions attributable thereto.

(53) "Indemnifiable Loss" has the meaning set forth in Section 8.1(a).
(54) "Indemnifying Party" has the meaning set forth in Section 8.1(d).
(55) "Indemnitee" has the meaning set forth in Section 8.1(b).
(56) "Independent Accounting Firm" means such nationally recognized, independent accounting firm as is mutually appointed as provided in this Agreement.
(57) "Initial Amount" has the meaning set forth in Section 3.2(a).
(58) "Inspection" means all tests, reviews, examinations, inspections, investigations, verifications, samplings and similar activities conducted by Buyer or its Representatives.

                         (59)    "Known Liabilities" means any liability or obligation relating to all or a portion of the Purchased Assets and arising prior to the Closing, whether liquidated or unliquidated, and whether or not the same should be required by generally accepted accounting principles to be reflected as liabilities in financial statements or disclosed in notes thereto, but excluding any liability or obligation relating to environmental matters, which is either (i) actually known by a member of supervisory management of the Seller or any of its Affiliates, or (ii) reported to any Governmental Authority, health care organization or provider, or emergency medical professional or service.

(60) "Laws" means all laws, statutes, rules, regulations and ordinances of any Governmental Authority, including common law obligations.

                         (61)    "Liability" or "Liabilities" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due and whether or not the same should be required by generally accepted accounting principles to be

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reflected as liabilities in financial statements or disclosed in notes thereto), including any liability for Taxes.

                         (62)    "Material Adverse Effect" means any change or effect that is materially adverse to (a) the ownership or operation of the Purchased Assets after the date hereof or that is materially adverse to the results of operations or financial condition of the Purchased Assets, in all cases, taken as a whole, or (b) the ability of Seller or Buyer to consummate the Closing; other than, in either case, (i) any change or effect affecting the international, national, regional or local electric industry as a whole, and not specific and exclusive to the Purchased Assets, including any change or effect in wholesale or retail markets or local electricity transmission or distribution systems or operations thereof, (ii) changes in general economic conditions, interest rates or securities markets in the United States or worldwide, (iii) changes in Law, or any judgments, orders or decrees that apply generally to similarly situated Persons, (iv) any change or effect to the extent constituting or involving an Excluded Asset or an Excluded Liability, (v) strikes, work stoppages or other labor disturbances (vi) any matter to the extent that (A) it is disclosed in reasonable detail in any Schedule delivered by Seller and (B) such disclosed matter does not worsen in a material manner, and (vii) any change in or effect on the Purchased Assets which is cured (including by payment of money) before the earlier of the Closing and the termination of this Agreement pursuant to Section 9.1. For the avoidance of doubt, that Parties acknowledge and agree that any increase in value of the Purchased Assets to the Seller following the execution and delivery of this Agreement resulting from any circumstance or event, including a change in Law or the grant of any consents or approvals from any Governmental Authority, shall not constitute a Material Adverse Effect.

(63) "NERC" means the North American Electric Reliability Council or any successor thereto.

                         (64)    "Net Book Value" means the acquisition or gross plant value as recorded in account 101, Electric Plant, and 105, Electric Plant Held for Future Use, less all related accumulated depreciation recorded in accounts 108, Accumulated Provision for Depreciation of Electric Utility Plant and account 111, Accumulated Provision for Amortization of Electric Utility Plant. The balances in these accounts include accumulated depreciation and amortization as well as cost of removal, salvage and gain/loss on retirement, all as defined in the FERC Uniform System of Accounts CFR Part 18, Chapter 1. Account 107, Construction Work in Progress, is a component of Utility Plant in Service.

(65) "Off-Site Location" means any real property other than the Site.
(66) "Operational Coordination Agreement" means the operational coordination agreement between Seller and Buyer to be delivered at Closing, as mutually agreed by the Parties.
(67) "Party" and "Parties" have the respective meanings set forth in the preamble to this Agreement.
(68) "Permitted Encumbrances" means: (a) the Easements; (b) those exceptions to title to the Purchased Assets listed on Schedule 1.1(68); (c) statutory liens for Taxes or other
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charges or assessments of Governmental Authorities not yet due or delinquent, or which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been made; (d) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business which are not delinquent; (e) zoning, entitlement, conservation restriction and other land use and environmental restrictions and regulations of Governmental Authorities which do not materially detract from the value of the Purchased Assets, taken as a whole, as currently used, or materially interfere with the present use of the Purchased Assets, taken as a whole; (f) easements, licenses and rights-of-way which do not materially detract from the value of the Purchased Assets, taken as a whole, as currently used, or materially interfere with the present use of the Purchased Assets, taken as a whole; and (g) Encumbrances created by Buyer, or its successors and assigns; and (h) easements, restrictions, covenants and other matters of record which do not materially detract from the value of the Purchased Assets, taken as a whole, as currently used, or materially interfere with the present use of the Purchased Assets, taken as a whole.

                         (69)    "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, other entity, business association or Governmental Authority.

(70) "PJM" means PJM Interconnection, L.L.C., and any successor entity thereto.
(71) "Prime Rate" has the meaning set forth in Section 3.4(c).

                         (72)    "Proprietary Information" of a Party means all information about any Party or its properties or operations furnished to the other Party or its Representatives by such Party or its Representatives, from and after the date hereof, regardless of the manner or medium in which it is furnished. Proprietary Information does not include information that: (a) is or becomes generally available to the public, other than as a result of a disclosure by the other Party or its Representatives; (b) was available to the other Party on a non-confidential basis prior to its disclosure by the Party or its Representatives; (c) is or becomes available to the other Party on a non-confidential basis from a source other than such Party; (d) is independently developed by the other Party; or (e) was disclosed pursuant to the Confidentiality Agreement and remains subject to the terms and conditions of the Confidentiality Agreement as long as it is effective.

(73) "Purchase Price" has the meaning set forth in Section 3.2(a).
(74) "Purchased Assets" has the meaning set forth in Section 2.1.

                         (75)    "Regulatory Material Adverse Effect" means, with respect to any Party, any change in or effect resulting from any condition imposed by any Governmental Authority in connection with the grant of such Governmental Authority's consent or approval of the transactions contemplated hereby or by the Additional Agreements that either (a) is materially adverse to such Party, or its results of operations, condition (financial or otherwise), business, properties, assets or liabilities, (b) materially adversely impairs such Party's ability to operate its business, properties or assets substantially in the manner operated on the date hereof, (c) materially detracts from the value of such Party's business, properties or assets, (d) materially

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adversely affects the value of the transactions contemplated hereby or by the Additional Agreements to such Party or the Purchased Assets; provided, that notwithstanding the foregoing, if the changes and effects resulting from any condition so imposed can be liquidated to the payment of money or the incurrence of costs or valued, a "Regulatory Material Adverse Effect" means required payments or the incurrence of costs or Liability which is reasonably expected to equal or exceed $250,000. For the avoidance of doubt, the Parties acknowledge and agree that any increase in value of the Purchased Assets to the Seller following the execution and delivery of this Agreement resulting from any circumstance or event, including a change in Law or the grant of any consents or approvals from any Governmental Authority, shall not constitute a Regulatory Material Adverse Effect.

                         (76)    "Release" means any release, spill, leak, discharge, disposal of, pumping, pouring, emitting, emptying, injecting, leaching, dumping or allowing to escape into or through the environment, whether air, surface or subsurface water, groundwater, soil or sediment.

                         (77)    "Remediation" means an action of any kind to address an Environmental Condition or a Release of Hazardous Substances, including the following activities: (a) monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work; (b) obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (c) preparing and implementing any plans or studies, and making all relevant filings with and submissions to the relevant Governmental Authorities for any such activity; (d) the use, implementation, application, installation, operation or maintenance of removal actions, remedial technologies applied to the surface or subsurface soils, excavation and treatment or disposal of soils systems for long term treatment of surface water or groundwater, engineering controls or institutional controls; and (e) any other activities required under Environmental Laws to address an Environmental Condition or a Release of Hazardous Substances.

                         (78)    "Representatives" of a Person means, collectively, such Person's Affiliates and its and their respective directors, officers, partners, members, employees, representatives, agents, advisors (including accountants, legal counsel, environmental consultants, engineering consultants and financial advisors), parent entities and other controlling Persons.

                         (79)    "Restated Interconnection Agreement" means the restated interconnection agreement between Buyer and Seller governing the physical interconnection between Seller's transmission system and Buyer's distribution system.

(80) "Seller" has the meaning set forth in the preamble to this Agreement.

                         (81)    "Seller's Agreements" means, collectively, the contracts, agreements, arrangements, licenses and leases to which Seller is a party, or by or to which Seller or the Purchased Assets is bound or subject, excluding Benefit Plans in each case, relating to the ownership, lease, maintenance or operation of the Purchased Assets.

(82) "Seller's Indemnitee" has the meaning set forth in Section 8.1(a).
(83) "Seller's Knowledge" means the actual knowledge of those individuals listed on Schedule 1.1(83).
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(84) "Seller's Permits" has the meaning set forth in Section 4.11.
(85) "Seller's Required Regulatory Approvals" has the meaning set forth in Section 4.3(b).
(86) "Site" has the meaning set forth in the Distribution Purchase Agreement.

                         (87)    "Tax" or "Taxes" means all taxes, charges, fees, levies, penalties and other assessments imposed by any Governmental Authority, including Income Taxes, gross receipts, excise, property, sales, transfer, use, franchise, payroll, withholding, social security and other taxes, together with any interest, penalties or additions attributable thereto.

                         (88)    "Tax Return" means any return, report, information return or other document, together with all amendments and supplements thereto (including any related or supporting information), required to be supplied to any Governmental Authority responsible for the administration of Laws governing Taxes.

(89) "Third-Party Claim" has the meaning set forth in Section 8.2(a).
(90) "Threshold" has the meaning set forth in Section 8.1(a).
(91) "Transfer Taxes" has the meaning set forth in Section 6.7(a).
(92) "Transferred Easements" has the meaning set forth in Section 6.3.

                         (93)    "Transferable Permits" means those Seller's Permits and Environmental Permits (and all applications pertaining thereto) which are transferable under applicable Laws by Seller to Buyer (with or without a filing with, notice to, consent or approval of any Governmental Authority), as identified on Schedule 1.1(93).

(94) "VSCC" means Virginia State Corporation Commission.
(95) "WARN Act" means the Worker Adjustment Retraining and Notification Act of 1988, as amended.
1.2. Construction. In construing this Agreement, together with the Schedules hereto, the following principles shall be followed:
(a) references to this Agreement shall include a reference to all schedules hereto;

                         (b)     the terms "herein," "hereof," "hereby," "hereunder" and other similar terms refer to this Agreement as a whole and not only to the particular Article, Section or other subdivision in which any such terms may be employed;

(c) except as otherwise set forth herein, references to Articles, Sections, Schedules, and other subdivisions refer to the Articles, Sections, Schedules, and other subdivisions of this Agreement;
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(d) a reference to any Person shall include such Person's predecessors;
(e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. generally accepted accounting principles;

                         (f)     no consideration shall be given to the captions of the Articles, Sections, Schedules, subdivisions, subsections or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction;

(g) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;
(h) the word "includes" and "including" and their syntactical variants mean "includes, but is not limited to" and "including, without limitation," and corresponding syntactical variant expressions;
(i) a defined term has its defined meaning throughout this Agreement, regardless of whether it appears before or after the place in this Agreement where it is defined;
(j) the plural shall be deemed to include the singular and vice versa;

                         (k)    references to any agreement, document or instrument will be construed at a particular time to refer to such agreement, document or instrument as the same may be amended, modified, supplemented or replaced as of such time;

                         (l)     references to any tariff, rate, or order of any Governmental Authority will mean such tariff, rate or order, as the same may be amended, modified, supplemented or restated and be in effect from time to time;

(m) if any action or obligation is required to be taken or performed on any day which is not a Business Day, such action or obligation must be performed on the next succeeding Business Day; and
(n) references to an applicable Law will mean a reference to such applicable Law as the same may be amended, modified, supplemented or restated and be in effect from time to time.
1.3. U.S. Dollars. When used herein, the term "dollars" and the symbol "$" refer to the lawful currency of the United States.
ARTICLE II PURCHASE AND SALE

          2.1.         Transfer of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase, assume and acquire from Seller, free and clear of all Encumbrances, except for the Permitted Encumbrances, all of Seller's right, title and interest in, to and under the

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following assets and properties, except as otherwise provided in Section 2.2 (collectively, the "Purchased Assets"):
(a) [Reserved];
(b) The transmission assets of the Seller located on the Virginia Eastern Shore and identified on Schedule 2.1(b).
(c) [Reserved];
(d) Subject to the receipt of necessary consents and approvals with respect to assignment, the Seller's Agreements identified on Schedule 2.1(d);
(e) Subject to the receipt of necessary consents and approvals with respect to assignment, the Transferable Permits;
(f) [Reserved];

                         (g)     All books, vendor lists (including electronic records), operating records, maintenance records, engineering designs, plans, system drawings, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, specifications, procedures, and similar items to the extent principally relating to the Purchased Assets (subject to the right of Seller to retain copies of same for its use), other than such items as are proprietary to third parties and accounting records (it being understood that Seller's obligation to transfer such items is for items existing and in such form as currently used with respect to the Purchased Assets); and

                        (h)     Any other assets of Seller principally related to or necessary for the provision of electric transmission services from Seller through the Purchased Assets on the Virginia Eastern Shore, except for the facilities, or the provision of transmission service over the facilities, identified in Section 2.2.

          2.2.         Excluded Assets. Notwithstanding any provision to the contrary in this Agreement, nothing in this Agreement shall constitute or be construed as to require Seller to sell, assign, convey, transfer or deliver, and Buyer shall not be entitled to purchase, assume or acquire, any right, title or interest in, to or under any property, asset, business, operation or division of Seller, or any Affiliate thereof, not identified in Section 2.1, including the following assets and properties which are hereby specifically excluded from the definition of Purchased Assets (collectively, the "Excluded Assets"):

(a) Assets summarized on Schedule 2.2(a);

                         (b)     The 138kV and 69kV transmission substation equipment at Oak Hall and Wattsville (Account 353), and certain of the 138kV and 69kV transmission lines, poles, fixtures, and conductors (Accounts 355 and 356), including Kenny to Wattsville, Wattsville to Oak Hall, Oak Hall to Pocomoke, New Church to Oak Hall, and Piney Grove/Oak Hall, New Church;

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                         (c)     All certificates of deposit, shares of stock, securities, bonds, debentures, evidences of indebtedness, and interests in joint ventures, partnerships, limited liability companies and other entities;

                         (d)     All cash, cash equivalents, bank deposits, notes receivable, and prepaid expenses, including such as relate to any Excluded Assets or the operation of the Purchased Assets prior to the Closing Date and any income, sales, payroll or other Tax receivables (in each case, whether held by Seller or any third party);

                         (e)     The right, title and interest of Seller and its successors, assigns and Representatives in, to and under all intellectual property, including, but not limited to, the names "Delmarva Power & Light Company," "Delmarva Power," "DPL," "Conectiv," "Conectiv Power Delivery," "Pepco," "Pepco Holdings" or any derivation thereof, as well as any related or similar name, or any other trade names, trademarks, service marks, corporate names and logos, or any part, derivation, colorable imitation or combination thereof;

                         (f)     The right, title and interest of Seller and its successors, assigns and Representatives in, to and under all claims against third parties, if any, relating to the ownership, lease, maintenance or operation of any Purchased Assets, by Seller prior to the Closing Date, other than as provided in Section 2.1(f), whether accruing prior to, on or after the Closing Date, including all claims for refunds, prepayments, offsets, recoupment, insurance proceeds, insurance distributions, dividends or other proceeds, condemnation awards, judgments and the like, whether received as payment or credit against future Liabilities;

(g) All Tax refunds or credits, which refunds or credits are with respect to periods ending prior to the Closing Date, whether directly or indirectly, regardless of when actually paid;
(h) All employment agreements and personnel records of Seller and its successors, assigns and Representatives;
(i) The minute books, stock transfer books, corporate seal and other corporate records of Seller and its successors, assigns and Representatives;

                         (j)     The right, title and interest of Seller and its successors, assigns and Representatives in, to and under all contracts, agreements, arrangements, licenses and leases of any nature, other than the Seller's Agreements set forth on Schedule 2.1(d);

(k) All assets and properties owned or held by any Benefit Plan;
(l) All insurance policies relating to the ownership, lease, maintenance or operation of the Purchased Assets;
(m) All other assets and properties owned or leased by Seller or its successors, assigns and Representatives which are not principally used in or necessary for the operation of the Purchased Assets;
(n) All of Seller's vehicles;
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(o) The right, title and interest of Seller and its successors, assigns and Representatives under this Agreement and the Additional Agreements;
(p) All real property (including all improvements thereon and all appurtenances thereto), but excluding, pursuant to Section 6.3, to the extent transferable, the Transferred Easements; and
(q) All inventory.

          2.3.          Assumed Liabilities. On the Closing Date, Buyer shall assume and agree to pay, perform and otherwise discharge when due all of the following Liabilities of Seller arising or accruing on or after the Closing Date unless otherwise specified (collectively, the "Assumed Liabilities"):

                        (a)     All Liabilities of Seller, arising or accruing on or after the Closing Date, under (i) the Seller's Agreements identified on Schedule 2.1(d) and the Transferable Permits, in accordance with the respective terms thereof, and (ii) Seller's Agreements entered into by Seller primarily with respect to the Purchased Assets on or after the date hereof consistent with the terms of this Agreement, other than leases of vehicles;

(b) All Liabilities of Seller which relate to the Purchased Assets in respect of Taxes for which Buyer is liable pursuant to Sections 3.6 or 6.7;

                        (c)     Except as set forth in Section 2.4(a), (b) or (e), all Liabilities relating to or resulting from the following: (i) any violation of or alleged violation, or non-compliance with, Environmental Laws or Environmental Permits arising from events, conditions or circumstances existing or occurring prior to or on or after the Closing Date, with respect to the ownership, lease, maintenance, construction, modification or operation of the Purchased Assets, including the cost of correcting any such violations or non-compliance, but excluding any fines or penalties arising out of the ownership, maintenance, lease, construction, modification or operation of the Purchased Assets prior to the Closing Date; and (ii) Environmental Conditions or exposure to Hazardous Substances at, on, in, under or adjacent to, or migrating or discharged to or from, the Purchased Assets prior to, on or after the Closing Date, including loss of life, injury to persons or property (including from exposure to asbestos-containing materials) and damage to natural resources (whether or not such loss, injury or damage arose or was made manifest before the Closing Date or arises or becomes manifest after the Closing Date) and Remediation of Environmental Conditions on or after the Closing Date;

                        (d)     All Taxes that may be imposed by any federal, state or local government on the ownership, lease, maintenance, operations, use or sale of the Purchased Assets (except for Income Taxes) with respect to the period commencing on or after the Closing Date, except for Taxes for which Seller is liable pursuant to Section 3.6; and

                        (e)     To the extent not identified as one of the Excluded Liabilities pursuant to Section 2.4(a) to (j), all Liabilities relating to the Purchased Assets (i) arising prior to Closing which are not Known Liabilities on or before the date six months after the Closing Date, or (ii) arising on or after the Closing.

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          2.4.         Excluded Liabilities. Notwithstanding any provision to the contrary in this Agreement, nothing in this Agreement shall constitute or be construed as to require Buyer to pay, perform or otherwise discharge when due any Liabilities of Seller or any of its Affiliates with respect to the Purchased Assets not expressly referenced in Section 2.3, including the following Liabilities which are hereby specifically excluded from the definition of Assumed Liabilities (the "Excluded Liabilities"):

                        (a)     Any Liabilities of Seller in respect of any Excluded Assets, including Environmental Conditions existing on, or Releases occurring prior to, the Closing Date on the locations occupied by, or resulting from the construction, ownership or operation of, any of the assets summarized on Schedule 2.2(a), including the Tasley generating facility and any other generating facility of Seller or its Affiliates, whether commissioned or decommissioned;

                        (b)     Remediation, loss of life, injury to persons or property and damage to natural resources arising from the storage, transportation, treatment, disposal, discharge, recycling or Release, at any Off-Site Location;

                        (c)     Any Liabilities of Seller in respect of Taxes attributable to the Purchased Assets for taxable periods ending before the Closing Date, except for Taxes for which Buyer is liable pursuant to Section 3.6 or 6.7;

(d) Any Liabilities of Seller accruing prior to the Closing Date under any of the Seller's Agreements;

                        (e)     Any fines or penalties imposed by any Governmental Authority resulting from any violation of Law or any Seller's Permit by Seller that occurred prior to the Closing Date, it being understood that costs associated with modifications to the Purchased Assets or the manner of operating the Purchased Assets to correct such violations shall not be deemed to be fines or penalties for purposes hereof;

                        (f)     Any Liabilities relating to any Benefit Plan maintained by Seller or any trade or business (whether or not incorporated) which is or ever has been under common control, or which is or ever has been treated as a single employer, with Seller under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") or to which Seller and any ERISA Affiliate contributed thereunder, maintained by, contributed to, or obligated to contribute to, by Seller or any ERISA Affiliate, including any Liability (i) to the Pension Benefit Guaranty Corporation under Title IV of ERISA, or (ii) with respect to any noncompliance by Seller with ERISA;

                        (g)     Any Liabilities relating to the employment or termination of employment, including discrimination, wrongful discharge or unfair labor practices by Seller of any individual, attributable to any action or omission by Seller prior to the Closing Date;

                        (h)     Any obligation to provide continuation coverage under COBRA (and notice of the right to elect such coverage) to Seller's employees associated with the Purchased Assets or former dependents of Seller's employees who became eligible for continuation coverage under COBRA on account of a "qualifying event" (as defined under COBRA) occurring prior to the Closing Date;

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(i) Any Liabilities under lease agreements for any vehicles;

                        (j)     Any payment Liabilities secured by Permitted Encumbrances and arising prior to Closing relating to (i) mechanics', carriers', workers', repairers' and other similar liens, (ii) obligations for borrowed money or with respect to deposits or advances of any kind, including any Liabilities relating to the lien on the Site in favor of The Bank of New York, individually or as trustee, (iii) obligations upon which interest charges are customarily paid, (iv) all obligations under conditional sale or other title retention agreements, (v) obligations in respect of the deferred purchase price of property or services, (vi) guarantees of indebtedness of others, (vii) capital lease obligations, or (viii) obligations (contingent or otherwise) as an account party in respect of letters of credit or letters of guaranty; and

                        (k)     To the extent not expressly identified as one of the Assumed Liabilities pursuant to Section 2.3(a) to (d), any Liabilities arising prior to Closing, which become Known Liabilities on or before the date six months after the Closing Date.

          2.5.         Control of Litigation. Seller shall be entitled exclusively to control, defend and settle any suit, action or proceeding, and any investigation, arising out of or relating to any Excluded Assets or Excluded Liabilities, and Buyer shall reasonably cooperate with Seller, at Seller's sole cost and expense for out-of-pocket expenses, in connection therewith.

ARTICLE III THE CLOSING

          3.1.          Closing. The sale, assignment, conveyance, transfer and delivery of the Purchased Assets by Seller to Buyer, and the purchase, assumption and acquisition by Buyer of the Purchased Assets and the Assumed Liabilities, and the consummation of the other transactions contemplated hereby, shall take place at a closing (the "Closing") to be held at such location as is mutually agreed by the Parties, within five (5) Business Days after the date on which the last of the conditions precedent to the Closing set forth in Article VII of this Agreement, shall have been satisfied or, to the extent permitted by applicable Law, waived by the Party for whose benefit such conditions precedent exist, or at such other date as may be agreed upon between Buyer and Seller. The date on which the Closing actually occurs is hereinafter called the "Closing Date." The Closing shall be effective for all purposes as of 12:01 a.m., New York City time, on the Closing Date.

3.2. Purchase Price.

                         (a)     Upon the terms and subject to the conditions set forth in this Agreement, in consideration of the aforesaid sale, assignment, conveyance, transfer and delivery of the Purchased Assets, Buyer shall (i) pay to Seller cash in an aggregate amount equal to Four Million Eight Hundred Thousand Dollars ($4,800,000) (the "Initial Amount") plus or minus such adjustments set forth in this Section 3.2 below ("Closing Adjustment Amount"), subject to Section 3.4 (collectively, the "Purchase Price"), and (ii) assume and agree to pay, perform and otherwise discharge the Assumed Liabilities. For the avoidance of doubt, Buyer acknowledges that its assumption of, and agreement to pay, perform or otherwise discharge, the Assumed Liabilities constitutes an integral part of the consideration to be received by Seller in respect of

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the sale, assignment, conveyance, transfer and deliver of the Purchased Assets hereunder, and that, in the absence of such assumption and agreement by Buyer, Seller would not enter into this Agreement. The Purchase Price shall be (A) increased by the actual installed cost of Purchased Assets acquired since November 30, 2006, and (B) decreased by the Net Book Value of assets or properties which otherwise would have constituted "Purchased Assets" hereunder but for the retirement, disposition or abandonment of such assets or properties prior to the Closing Date. An example of this calculation is set forth on Schedule 3.2(a).

                        (b)     At least three (3) Business Days prior to the Closing Date, Seller shall provide to Buyer its good faith estimate of the Closing Adjustment Amount, which estimate shall be certified in writing by an appropriate officer of Seller which officer shall be consented to by the Buyer (the "Estimated Adjustment Amount").

                        (c)     At the Closing, in furtherance but not in duplication of Section 3.2(a), Buyer shall pay to Seller cash in an aggregate amount equal to the Initial Amount, minus the Escrow Amount and plus or minus the Estimated Adjustment Amount (the "Closing Payment"). The Closing Payment shall be paid to Seller by Buyer at the Closing by wire transfer of immediately available funds to the account of Seller designated by Seller at least two (2) Business Days prior to the Closing Date.

          3.3.         Establishment of Escrow. At Closing, Buyer shall deliver, or cause to be delivered, an amount equal to Fifty Thousand Dollars ($50,000) of the Purchase Price (the "Escrow Amount") to be paid by Buyer under Section 3.2 to an escrow agent mutually agreed upon by the Parties (the "Escrow Agent"). The Escrow Agent shall hold such funds in escrow (the "Escrow") for three months after the Closing Date, to be used for payments to be made by Seller pursuant to Section 3.2, if any, pursuant to the terms of the Escrow Agreement.

3.4. Adjustment to Purchase Price.

                        (a)     Within ninety (90) days after the Closing Date, the Parties shall mutually prepare a statement setting forth the Closing Adjustment Amount (the "Closing Statement") and the amount of any payment to be made, and by whom, pursuant to Section 3.4(c).

                        (b)     In the event there is disagreement with respect to the preparation of only a portion of the Closing Statement, Buyer or Seller, as the case may be, shall pay all remaining amounts in the manner set forth in Section 3.4(c); and all other amounts shall be paid at such time as all disagreements are resolved provided in accordance with this Section 3.4(b) or otherwise. If the Parties cannot mutually agree on the Closing Statement, then the Parties shall promptly attempt to resolve such disagreements by negotiation. If the Parties are unable to resolve such disagreements within thirty (30) days following such notice of disagreement, then the Parties shall appoint an Independent Accounting Firm within forty-five (45) days following such notice to review the disputed portions of the draft Closing Statement and determine the Closing Adjustment Amount. In the event that Buyer and Seller cannot promptly agree on the selection of an accounting firm to act as the Independent Accounting Firm following the expiration of such forty-five (45) day period, either Party may request the American Arbitration Association to appoint an Independent Accounting Firm, and such appointment shall be final, binding and conclusive on Buyer and Seller. Resolution of any disagreements shall be made by

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the Independent Accounting Firm in a writing addressed to all Parties within thirty (30) days following referral to it by the Parties of such disagreements in accordance with this Agreement. The findings of such Independent Accounting Firm shall be final, binding and conclusive on the Parties. The fees and expenses of the Independent Accounting Firm incurred in the resolution of such dispute shall be borne by the Parties in such proportion as is appropriate to reflect the relative benefits received by Seller on the one hand and Buyer on the other from the resolution of the dispute. For example, if Buyer challenges items underlying the calculation of the Closing Adjustment Amount in the net amount of $100,000, but the Independent Accounting Firm determines that Buyer has a valid claim for only $40,000, Buyer shall bear 60% of the fees and expenses of the Independent Accounting Firm and Seller shall bear the other 40% of such fees and expenses.

                        (c)     No later than the fifth (5th) Business Day following the determination of the Closing Adjustment Amount pursuant to Section 3.4(b), either (i) Seller shall pay Buyer the amount, if any, by which the Estimated Adjustment Amount exceeds the Closing Adjustment Amount, or (ii) Buyer shall pay Seller the amount, if any, by which the Closing Adjustment Amount exceeds the Estimated Adjustment Amount, in either case, together with simple interest accruing on such payment at the Prime Rate from and after the Closing Date through but not including the date of payment, by wire transfer of immediately available funds to an account designated by the receiving Party. As used herein, "Prime Rate" means, as of any date, the prime rate as published in The Wall Street Journal on such date or, if not published on such date, on the most recent date of publication.

          3.5.         Tax Reporting and Allocation of Purchase Price. Buyer and Seller shall use their Commercially Reasonable Efforts to agree in good faith upon an allocation among the Purchased Assets of the sum of the Purchase Price and the Assumed Liabilities consistent with Section 1060 of the Code and the Treasury Regulations thereunder within sixty (60) days after the determination of the Closing Adjustment Amount pursuant to Section 3.4. In the event that the Parties cannot agree on a mutually satisfactory allocation within such sixty (60) day period, the Parties shall appoint an Independent Accounting Firm that shall, at Seller's and Buyer's joint expense, determine the appropriate allocation. In the event that Buyer and Seller cannot promptly agree on the selection of an accounting firm to act as the Independent Accounting Firm, either Party may request the American Arbitration Association to appoint an Independent Accounting Firm, and such appointment shall be final, binding and conclusive on Buyer and Seller. Resolution of any disagreements shall be made by the Independent Accounting Firm in a writing addressed to all Parties within thirty (30) days following referral to it by the Parties of such disagreements in accordance with this Agreement. The finding of such Independent Accounting Firm shall be final, binding and conclusive on the Parties. After determination of the allocation by agreement of the Parties or by binding determination of the Independent Accounting Firm, Buyer and Seller shall file, for the tax year in which the Closing occurs, Internal Revenue Service Form 8594, and all Tax Returns, in accordance with such allocation. Buyer and Seller shall report the transactions contemplated by this Agreement for U.S. federal Income Tax and all other Tax purposes in a manner consistent with the allocation determined pursuant to this Section 3.5. Buyer and Seller shall provide the other promptly with any information required to complete Form 8594. Buyer and Seller shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding the agreed-upon allocation of the Purchase Price and the Assumed Liabilities.

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3.6. Prorations.

                        (a)     Except as otherwise provided in this Agreement, all of the items customarily prorated relating to the ownership, lease, maintenance or operation of the Purchased Assets that are attributable to a period commencing prior to the Closing Date and terminating on or after the Closing Date, including those listed below (but expressly excluding Income Taxes), shall be prorated as of the Closing Date, with Seller liable to the extent such items relate to any period prior to the Closing Date, and Buyer liable to the extent such items relate to any period on or after the Closing Date (measured in the same units used to compute the item in question, and otherwise measured by calendar days):

(i) Personal property, real estate and occupancy Taxes, assessments and other charges, if any, on or with respect to the ownership, lease, maintenance or operation of the Purchased Assets;
(ii) Rent and all other items (including prepaid services), in each case, payable by or to Seller under any of the Seller's Agreements assigned to and assumed by Buyer hereunder; and
(iii) Any permit, license, registration, compliance assurance fees or other fees with respect to any Transferable Permit.

                        (b)     Seller or Buyer, as the case may be, shall promptly reimburse the other Party that portion of any amount paid by such other Party to the extent relating to the period for which Seller or Buyer, as the case may be, is liable under Section 3.6(a), in each case, upon presentation of a statement setting forth in reasonable detail the nature and amount of any such payment. In connection with the prorations set forth in Section 3.6(a), if actual amounts are not available on the Closing Date, the proration shall be calculated based upon the respective amounts accrued through the Closing Date or paid for the most recent year or other appropriate period for which such amounts paid are available. All prorated amounts shall be recalculated and paid to the appropriate Party, if practicable, on the date of the payment of the Closing Adjustment Amount pursuant to Section 3.4(c) or otherwise within sixty (60) days after the date that the previously unavailable actual amounts become available. Seller and Buyer shall furnish each other with such documents and other records as may be reasonably requested in order to confirm all proration calculations made pursuant to this Section 3.6. Notwithstanding anything to the contrary herein, no proration shall be made under this Section 3.6 with respect to (i) real property Tax refunds that are Excluded Assets under Section 2.2(h) or (ii) Taxes payable by Buyer pursuant to Section 6.7(a).

3.7. Deliveries by Seller. At the Closing, Seller shall deliver, or cause to be delivered, the following to Buyer:
(a) The Special Warranty Deed, duly executed by Seller and in recordable form;
(b) The Bill of Sale, duly executed by Seller;
(c) The Assignment and Assumption Agreements, duly executed by Seller;
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(d) The Access Agreements, duly executed by Seller and in recordable form;
(e) The Escrow Agreement, duly executed by Seller;
(f) The Operational Coordination Agreement, duly executed by Seller;
(g) Evidence, in form and substance reasonably satisfactory to Buyer, demonstrating that Seller has obtained the Seller's Required Regulatory Approvals set forth on Schedule 7.2(c);

                        (h)     Copies, certified by the Secretary or Assistant Secretary of Seller, of resolutions authorizing the execution, delivery and performance of this Agreement, each Additional Agreement to which Seller is a party and all of the other agreements and instruments, in each case, to be executed, delivered and performed by Seller in connection herewith;

                        (i)     A certificate of the Secretary or Assistant Secretary of Seller identifying the name and title and bearing the signatures of the officers of Seller authorized to execute and deliver this Agreement, each Additional Agreement to which Seller is a party and the other agreements and instruments contemplated hereby;

(j) A certificate contemplated by Section 7.1(f);

                        (k)     All such other agreements, documents, instruments and writings as shall, in the reasonable opinion of Buyer and its counsel, be necessary to sell, assign, convey, transfer and deliver to Buyer the Purchased Assets, in accordance with this Agreement and, where necessary or desirable, in recordable form, provided that Seller shall not be required to prepare or obtain any survey, abstract, title opinion or title insurance policy with respect to the Site;

(l) A certificate of good standing with respect to Seller from the VSCC;
(m) Evidence satisfactory to the Buyer of the release and discharge of the lien of the Bank of New York, individually or as trustee, with respect to the Purchased Assets;

                        (n)     Such other agreements, documents, instruments and writings as are required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably requested by Buyer in connection herewith; and

                        (o)     All books, records and other materials referenced in Section 2.1(g) in both hard copy and electronic version, as available; provided that such property shall be delivered to such locations other than the place of Closing as Buyer may reasonably direct.

3.8. Deliveries by Buyer. At the Closing, Buyer shall deliver, or cause to be delivered, the following to Seller:

                        (a)     The Closing Payment, by wire transfer of immediately available funds, in accordance with Seller's instructions to the account of Seller designated by Seller at least two (2) Business Days prior to the Closing Date and the Escrow Amount to the Escrow Agent, which shall have entered into the Escrow Agreement;

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(b) The Assignment and Assumption Agreements, duly executed by Buyer;
(c) The Access Agreements, duly executed by Buyer;
(d) The Escrow Agreement, duly executed by Buyer;
(e) The Operational Coordination Agreement, duly executed by Buyer;
(f) Evidence, in form and substance reasonably satisfactory to Seller, demonstrating that Buyer has obtained the Buyer's Required Regulatory Approvals set forth on Schedule 7.1(c);

                        (g)     Copies, certified by the Secretary or Assistant Secretary of Buyer, of resolutions authorizing the execution, delivery and performance of this Agreement, each Additional Agreement to which Buyer is a party, and all of the other agreements and instruments, in each case, to be executed, delivered and performed by Buyer in connection herewith;

                        (h)     A certificate of the Secretary or Assistant Secretary of Buyer identifying the name and title and bearing the signatures of the officers of Buyer authorized to execute and deliver this Agreement, each Additional Agreement to which Buyer is a party and the other agreements contemplated hereby;

(i) A certificate contemplated by Section 7.2(f); and

                        (j)     Such other permits, agreements, documents, instruments and writings as are required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably requested by Seller in connection herewith.

          3.9.         Post-Closing Asset Deliveries. In the event that Seller or Buyer, or any of their respective Representatives, shall determine after the Closing that any Purchased Asset is in the possession of the Seller (or any of its Representatives) or that any Excluded Asset is in the possession of the Buyer (or any of its Representatives), the Party in possession of such asset or assets shall, or shall cause their respective Representatives to, promptly, but in no event later than five (5) Business Days following such determination, pay or deliver, or cause to be paid or delivered, to the other Party such asset or assets, at the sole cost and expense of the Party in possession of such asset or assets.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER
As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller hereby represents and warrants to Buyer as follows:

          4.1.         Organization; Qualification. Seller is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Seller is duly qualified to do business as a foreign corporation and is in good

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standing under the laws of each jurisdiction in which its business as now being conducted requires it to be so qualified, except to the extent that the failure to be so qualified is not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

          4.2.         Authority. Seller has full corporate power and authority to execute and deliver this Agreement and each Additional Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and each Additional Agreement to which it is a party and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action required on the part of Seller. This Agreement has been duly executed and delivered by Seller; and this Agreement constitutes, and upon the execution and delivery by Seller of each Additional Agreement to which it is a party, each such Additional Agreement will constitute, the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that (a) such enforceability may be subject to any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other Laws now or hereafter in effect affecting or relating to enforcement of creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.3. Consents and Approvals; No Violation.

                        (a)     Except as set forth on Schedule 4.3(a), subject to obtaining or making all Seller's Required Regulatory Approvals, neither the execution and delivery by Seller of this Agreement and the Additional Agreements to which it is a party nor the consummation by Seller of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Seller; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration or result in the imposition of a lien on any of its assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Seller is a party or by which it, or any of the Purchased Assets, may be bound, except for such defaults (or rights of termination, cancellation, acceleration or resulting liens) as to which requisite consents, approvals or waivers have been or will prior to the Closing be obtained, or which are not reasonably expected to individually or in the aggregate, have a Material Adverse Effect; or (iii) violate any Law, order, judgment or decree applicable to Seller or any of the Purchased Assets, which violation, individually or in the aggregate, is not reasonably expected to result in a Material Adverse Effect.

                        (b)     Except for consents, approvals, filings and notices (including those consents, approvals, filings and notices required in connection with the transfers by Seller to Buyer of Transferable Permits) set forth on Schedule 4.3(b) (the consents, approvals, filings and notices referred to in this paragraph are collectively referred to herein as the "Seller's Required Regulatory Approvals"), no consent or approval of, filing with, or notice to, any Governmental Authority is necessary for the execution and delivery by Seller of this Agreement and the Additional Agreements to which it is a party or the consummation by Seller of the transactions contemplated hereby or thereby, other than (i) such consents, approvals, filings and notices which, if not obtained or made, do not materially impair Seller's ability to perform its material

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obligations under this Agreement or such Additional Agreements; (ii) such consents, approvals, filings and notices which become applicable to Seller or the Purchased Assets as a result of the status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged; and (iii) such consents, approvals, filings and notices, the failure of which to obtain or make are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

          4.4.         Insurance. Schedule 4.4 sets forth all material liability, property, workers' compensation and other insurance policies with respect to the Purchased Assets. To Seller's Knowledge, the Purchased Assets are insured in such amounts and against such risks and losses as are customary in accordance with Good Utility Practices, no premiums due under any such material insurance policy have not been paid (to the extent any such non-payment would entitle the insurer to terminate such policy) and Seller has not received any written notice of cancellation, termination or denial of a claim thereunder with respect to any material insurance policy of Seller providing coverage in respect of the Purchased Assets which was not replaced prior to the date of cancellation or termination. To Seller's Knowledge, all material insurance policies of Seller covering the Purchased Assets are in full force and effect, provided, however, that coverage of the Purchased Assets under the Seller's insurance policies will terminate as of the Closing. Seller has not been refused any such insurance with respect to any material Purchased Asset.

4.5. Title and Related Matters.
(a) Except for Permitted Encumbrances, Seller has good and valid title to the Purchased Assets, free and clear of all Encumbrances.

                        (b)     To Seller's Knowledge, the Purchased Assets have been maintained consistent with Good Utility Practice, except to the extent that the failure to so maintain the Purchased Assets, taken as a whole, is not reasonably expected to have a Material Adverse Effect.

                        (c)     Except as set forth on Schedule 4.5(c), the Transferred Easements are all of the easements, railroad crossing rights and rights of way, and similar rights (other than public rights of way) necessary for the operation of the Purchased Assets as currently operated, except those that are not reasonably expected to have a Material Adverse Effect.

          4.6.        Seller's Environmental Matters. Notwithstanding anything contained herein, Sections 4.3, 4.6 and 4.10 are the only Sections containing representations and warranties relating to environmental matters. Except as set forth on Schedule 4.6:

                        (a)     Seller holds, and is in compliance and has been in compliance over the last six (6) years, in all respects with, all Environmental Permits that Seller requires in order to own, lease, maintain and operate the Purchased Assets, and Seller is and has been over the last six (6) years, otherwise in compliance in all respects with applicable Environmental Laws with respect to the ownership, lease, maintenance or operation of the Purchased Assets, except in all cases for such failures to hold or comply with required Environmental Permits, and such failures to be in

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compliance with applicable Environmental Laws, as are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect .

                        (b)     Seller has not received any written or, to Seller's Knowledge, oral (i) request for information or notice that it is a potentially responsible party under CERCLA or any similar state law, with respect to the Site, or (ii) unresolved notice alleging any material violations of Environmental Laws or Environmental Permits.

                        (c)     Seller has not entered into or agreed to any decree, order or judgment under any Environmental Law relating to the Purchased Assets, and, to Seller's Knowledge, Seller is not subject to any outstanding decrees, orders or judgments relating to compliance with any Environmental Law or to the Remediation of Hazardous Substances under any Environmental Law relating to the Purchased Assets or the Site except for such decrees, orders and judgments as are not material.

                        (d)     Seller has delivered or made available all material environmental reports (including all Phase I Environmental Site Assessment reports, or Phase II Environmental Site Assessment reports, if applicable), investigations and studies relating to any of the Purchased Assets within the last six (6) years.

                        (e)     To Seller's Knowledge, there has been no Release of Hazardous Substances on, in, under or onto any part of the Site in respect of which a Governmental Authority has required or may require under applicable Environmental Laws any material Remediation except as are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

                        (f)     To Seller's Knowledge, there are no underground storage tanks or related piping, asbestos-containing materials or polychlorinated biphenyl-containing transformers or other equipment, active or abandoned, on the Site or included in the Purchased Assets, except as are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

          4.7.         Taxes. Seller has timely filed all Tax Returns required to be filed by Seller with respect to the conduct and ownership of the Purchased Assets, including Tax Returns for all applicable federal, state and local income, franchise, sales, use, property, excise and other Taxes, and such Tax Returns are true and correct in all material respects. Seller has paid all material Taxes required to be paid pursuant to such Tax Returns or otherwise required by Law to be paid by it, and there are no other material Taxes payable on account of the ownership of the Purchased Assets from the date of the inception of Seller's investment in the Purchased Assets, except for Taxes not yet due in the ordinary course of business (for which adequate reserves have been established). All other federal, state and local Taxes which Seller was or is required by Law to withhold or collect have been and are being withheld or collected by it and are being paid over to the proper Governmental Authorities or are being held by Seller in accordance with Law for such payment. Seller has not made any Tax elections with respect to the Purchased Assets that will bind Buyer. None of the Purchased Assets is tax-exempt use property within the meaning of Section 168(h) of the Code or tax-exempt bond financed property within the meaning of Section 168(g)(5) of the Code and none of such assets is subject to any lease made pursuant to

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Section 168(f)(8) of the Code (as in effect prior to the enactment of the Tax Reform Act of 1986).

          4.8.         Material Transferred Easements. Schedule 4.8 sets forth a description of the material Transferred Easements. Seller has not received written notice of any pending or, to Seller's Knowledge, threatened proceedings or actions by any Governmental Authority to modify the zoning classification of or to condemn or take by eminent domain or to classify as a landmark all or any material part of the Purchased Assets.

4.9. Certain Contracts and Arrangements.

                        (a)     Schedule 4.9(a) sets forth a list of all written Seller's Agreements, other than such contracts, licenses, agreements, arrangements and leases as (i) constitute Excluded Assets or relate solely to Excluded Liabilities, (ii) may be terminated after the Closing by Buyer upon notice of no more than sixty (60) days, (iii) have been entered into in the ordinary course of business and do not individually involve annual payment obligations in excess of $250,000, (iv) are expected to expire or terminate prior to the Closing, or (v) are entered into by Seller after the date hereof consistent with the terms of this Agreement.

                        (b)     Except as set forth on Schedule 4.9(b), each Seller's Agreement set forth on Schedule 4.9(a) constitutes a legal, valid and binding obligation of Seller and, to Seller's Knowledge, the other parties thereto.

                        (c)     Except as set forth on Schedule 4.9(c), (i) there is not under any Seller's Agreement set forth on Schedule 4.9(a) any default or event which, with notice or lapse of time or both, would constitute a default on the part of Seller or, any other party thereto, except such defaults as are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, or (ii) to Seller's Knowledge, no party has repudiated any provision of any Seller's Agreements.

          4.10.       Legal Proceedings. Except as set forth on Schedule 4.10, there are no suits, actions or proceedings pending or, to Seller's Knowledge, threatened against Seller or relating to the Purchased Assets by or before any Governmental Authority, which are, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.10, Seller is not subject to any judgment, order or decree of any Governmental Authority which are, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

          4.11.       Permits. Seller holds, and is in compliance with, all permits, certificates, licenses and other authorizations of all Governmental Authorities (collectively, "Seller's Permits") that Seller requires in order to own, lease, maintain and operate the Purchased Assets, except for (a) those Environmental Permits which are governed by Section 4.6 and (b) such failures to hold, or comply with, Seller's Permits as individually or in the aggregate are not reasonably expected to have a Material Adverse Effect. Except as disclosed in Section 4.6, or individually or in the aggregate are not reasonably expected to have a Material Adverse Effect, (i) Seller has not received any written notification that it is in violation of any such Seller's Permits, and (ii) Seller is in compliance in all material respects with all such Seller's Permits.

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          4.12.       Brokers; Finders. Except as set forth on Schedule 4.12, Seller has not, and none of Seller's Affiliates have, retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or the transactions contemplated hereby. Buyer shall not have any responsibility or liability (financial or otherwise) with respect to any Person set forth on Schedule 4.12.

          4.13.       Compliance with Laws. Except as individually or in the aggregate are not reasonably expected to have a Material Adverse Effect, Seller is in compliance with all applicable Laws or orders of any Governmental Authority applicable to the Purchased Assets. To Seller's Knowledge, no investigation by any Governmental Authority with respect to Seller or any of its Affiliates is pending or threatened, except as individually or in the aggregate are not reasonably expected to have a Material Adverse Effect.

          4.14.       No Material Adverse Effect. Except as set forth in Schedule 4.14, or as required by the terms of this Agreement, since November 30, 2006, no change, effect, development or event has occurred which, either individually or in the aggregate, taken as a whole, with all effects, events, developments or changes, has or is reasonably expected to result in a Material Adverse Effect.

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER
As an inducement to Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller as follows:

          5.1.         Organization; Qualification. Buyer is a utility aggregation cooperative validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite cooperative power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Buyer is, or by the Closing will be, qualified to do business in the Commonwealth of Virginia.

         5.2.         Authority. Buyer has full cooperative power and authority to execute and deliver this Agreement and each Additional Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each such Additional Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary action required on the part of Buyer. This Agreement has been duly executed and delivered by Buyer; and this Agreement constitutes, and upon the execution and delivery by Buyer of each Additional Agreement to which it is a party, each such Additional Agreement will constitute, the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that (a) such enforceability may be subject to any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other Laws now or hereafter in effect affecting or relating to enforcement of creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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5.3. Consents and Approvals; No Violation.

                        (a)     Except as set forth on Schedule 5.3(a), and subject to obtaining or making all Buyer's Required Regulatory Approvals, neither the execution and delivery by Buyer of this Agreement and the Additional Agreements to which it is a party nor the consummation by Buyer of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Buyer; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration or result in the imposition of a lien on any of its assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties and assets may be bound, except for such defaults (or rights of termination, cancellation, acceleration or resulting liens) as to which requisite consents, approvals or waivers have been or will be prior to the Closing obtained, or which are not reasonably expected to, individually or in the aggregate, have a Material Adverse Effect; or (iii) violate any Law, order, judgment or decree applicable to Buyer or its assets, which violation, individually or in the aggregate, is not reasonably expected to result in a Material Adverse Effect.

                        (b)     Except for consents, approvals, filings and notices set forth on Schedule 5.3(b) (such consents, approvals, filings and notices referred are collectively referred to herein as the "Buyer's Required Regulatory Approvals"), no consent or approval of, filing with, or notice to, any Governmental Authority is necessary for the execution and delivery by Buyer of this Agreement and the Additional Agreements to which it is a party or the consummation by Buyer of the transactions contemplated hereby or thereby, other than such consents, approvals, filings or notices which, if not obtained or made, are not reasonably expected to have a Material Adverse Effect on Buyer's ability to consummate the transactions contemplated hereby or by any Additional Agreement to which it is a party, or to perform its material obligations hereunder or thereunder.

          5.4.         Availability of Funds. Buyer has sufficient funds on hand or available to it pursuant to existing lines of credit, or has received binding written commitments from creditworthy financial institutions, true and correct copies of which have been provided to Seller, to permit Buyer on the Closing Date to pay the Purchase Price, all other amounts payable by Buyer hereunder or under any Additional Agreement, including all Assumed Liabilities, and all fees and expenses incurred by Buyer in connection with the transactions contemplated hereby and by the Additional Agreements, and to permit Buyer to timely pay or perform all of its other obligations under this Agreement and the Additional Agreements.

          5.5.         Legal Proceedings. There are no suits, actions or proceedings pending or threatened against Buyer or its assets by or before any Governmental Authority, which are, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. Buyer is not subject to any judgments, orders or decrees of any Governmental Authority which, individually or in the aggregate, have a Material Adverse Effect.

5.6. Ability to Close. The Buyer has no reason to believe that it will not be able to satisfy on a timely basis any term or condition contained in this Agreement, or that the full
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amount of the consideration payable by the Buyer to the Seller, pursuant to this Agreement will not be available to it as of the Closing.

          5.7.         Brokers; Finders. Buyer has not, and none of Buyer's Affiliates have, retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or the transactions contemplated hereby.

ARTICLE VI COVENANTS OF THE PARTIES

          6.1.         Conduct of Business Relating to the Purchased Assets. Except as set forth on Schedule 6.1, as required for Seller to comply with applicable Law, as contemplated by this Agreement or any Additional Agreement, or to the extent Buyer otherwise consents in writing (such consent not to be unreasonably withheld or delayed), during the period from the date of this Agreement to the Closing Date, Seller shall operate the Purchased Assets in the ordinary course of business consistent with the past practices of Seller and in accordance with Good Utility Practices, and shall use all Commercially Reasonable Efforts to preserve intact the Purchased Assets, and endeavor to preserve the goodwill and relationships with customers, vendors, suppliers, employees and others having business dealings with the Seller. Without limiting the generality of the foregoing, and, except as set forth on Schedule 6.1, as required for Seller to comply with applicable Law, as contemplated by this Agreement or any Additional Agreement, or to the extent Buyer otherwise consents in writing (such consent not to be unreasonably withheld or delayed), between the date hereof and the Closing Date, Seller shall not, with respect to the Purchased Assets:

                        (a)     Sell, lease (as lessor), encumber, pledge, transfer or otherwise dispose of, any Purchased Assets (except for Purchased Assets used, consumed or replaced in the ordinary course of business consistent with past practices of Seller or and in accordance with Good Utility Practices) other than to the extent that any such action results in a Permitted Encumbrance;

                        (b)     Modify, amend or voluntarily terminate prior to the expiration date any material Seller's Agreement set forth on Schedule 2.1(d), other than (i) in the ordinary course of business, to the extent consistent with the past practices of Seller and in accordance with Good Utility Practices or (ii) as may be required in connection with transferring Seller's rights or obligations thereunder to Buyer pursuant to this Agreement;

                        (c)     Enter into any contract, agreement, commitment or arrangement relating to the Purchased Assets that provides for future payments in any twelve-month period that individually exceed $100,000 or in the aggregate exceed $250,000, unless it is terminable by Seller without penalty or premium upon no more than sixty (60) days' notice, other than any contract, commitment or arrangement relating to any capital expenditure;

                        (d)     Make any material change in the level of inventories customarily maintained by Seller with respect to the Purchased Assets, other than in the ordinary course of business or consistent with Good Utility Practice;

(e) Make or commit to any capital expenditures relating to the Purchased Assets in excess of 110% of the amount reflected for such expenditures in the Seller's budget
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attached hereto as Schedule 6.1(e), for the year in which those capital expenditures are made, except for capital expenditures (A) required under any Seller's Agreement or by a Governmental Authority; (B) incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance); or (C) necessary or appropriate under Good Utility Practices to provide or maintain safe and adequate electric transmission services on the Virginia Eastern Shore;

                        (f)     Except as consistent with past practice, agree or consent to any material changes in courses of dealing with the VSCC, PJM or the FERC, in each case in respect of the operations of the Purchased Assets, except as required by applicable Law, with respect to the SOS case currently pending, or to obtain or renew Transferable Permits or agreements in the ordinary course of business consistent with past practice;

                        (g)     Fail to maintain insurance on the Purchased Assets with financially responsible insurance companies (or if applicable, self insure) in such amounts and against such risks in the ordinary course of business consistent with past practice;

                        (h)     Other than in the ordinary course of business, amend in any material respect or allow to terminate or lapse in any material respect, any Seller's Permit material to the Purchased Assets, taken as a whole, other than as required by applicable Law;

(i) Enter into any agreements which would be transferred to Buyer under Section 2.1(d) that would limit or otherwise restrict in any material respect the use of the Purchased Assets;

                        (j)     With respect to the Purchased Assets, change, in any material respect, its accounting methods or practices (except in accordance with changes in generally accepted accounting principles, subject to FERC's uniform system of accounts), credit practices, collection policies, or investment, financial reporting, or inventory practices or policies or the manner in which the books and records relating to the Purchased Assets are maintained; and

                        (k)     Except as otherwise provided herein, enter into any written or oral contract, agreement, commitment or arrangement with respect to any of the prohibited transactions set forth in the foregoing paragraphs (a) through (j).

To Seller's Knowledge and to Buyer's Knowledge, neither Party shall take any action that is intended to result in any of the conditions to Closing set forth in Article VII not being satisfied.
6.2. Access to Information.

                        (a)     Between the date of this Agreement and the Closing Date, Seller shall: (i) give Buyer and its Representatives, during normal business hours and upon reasonable notice, reasonable access to all books, records, plans, offices and other facilities and properties in the possession of Seller included in the Purchased Assets (it being understood that Seller shall have the right to have a Representative present at all times during any such access); (ii) furnish Buyer with such financial and operating data and other information in the possession of Seller with respect to the Purchased Assets as Buyer may from time to time reasonably request; and (iii)

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furnish Buyer with all such other information in the possession of Seller and provide such other cooperation as shall be reasonably necessary to enable Buyer, at its request, to verify the accuracy of the representations and warranties of Seller contained in this Agreement; provided, however, that (A) any such access or requests shall be conducted in such manner as not to interfere unreasonably with the operation of the Purchased Assets, (B) Seller shall not be required to take any action which would constitute a waiver of the attorney-client or other privilege, and (C) Seller need not supply Buyer with any information which Seller is under a legal or contractual obligation not to supply if Seller so notifies Buyer.

                        (b)     All information furnished to or obtained by Buyer and Buyer's Representatives pursuant to this Section 6.2 shall be Proprietary Information and shall be kept confidential in accordance with the terms of the Confidentiality Agreement. Nothing in this Section 6.2 is intended to or shall be deemed to amend, supplement or otherwise modify the obligations of Buyer, its Representatives or its Affiliates under the Confidentiality Agreement, all of which remain in effect until termination of such agreement in accordance with its terms.

                        (c)     For a period of seven (7) years from and after the Closing Date, each Party and its Representatives shall have reasonable access during normal business hours to all of the books and records of the Purchased Assets in the possession of the other Party to the extent that such access may reasonably be required by such Party in connection with the Assumed Liabilities or the Excluded Liabilities, or other matters relating to or affected by the ownership, lease, maintenance or operation of the Purchased Assets or the Excluded Assets. Such access shall be afforded by the Party in possession of any such books and records upon receipt of reasonable advance notice and during normal business hours. The Party exercising this right of access shall be solely responsible for any costs or expenses incurred by it or any out-of-pocket costs of the other Party with respect to such access pursuant to this Section 6.2(c). If the Party in possession of such books and records shall desire to dispose of any books and records upon or prior to the expiration of such seven-year period, such Party shall, prior to such disposition, give the other Party a reasonable opportunity, at such other Party's cost and expense, to segregate and remove such books and records as such other Party may select. Buyer's right of examination and access pending the Closing with respect to environmental matters relating to the Purchased Assets shall in no event include physical testing of or collection of samples from the Site or the Purchased Assets.

                        (d)     Buyer shall not, prior to the Closing Date, contact any customer, vendor, supplier of, or director, officer, partner, member or employee of, or any other Person having business dealings with, Seller or its Affiliates with respect to any aspect of the Purchased Assets or the transactions contemplated hereby or by any Additional Agreement, including any Governmental Authority, without the prior consent of Seller; provided, that Buyer may request from a Governmental Authority information which is publicly available. Notwithstanding the foregoing, Seller shall work with Buyer to prepare statements that Buyer or Seller may provide in response to inquiries from any such Person having business dealings with Seller or its Affiliates, with respect to the Purchased Assets or transactions contemplated hereby or by any Additional Agreement. Except as otherwise provided herein, prior to Closing, Buyer shall not investigate or inquire as to any matter with any Governmental Authority having jurisdiction over any aspect of the Purchased Assets, unless and until the written consent of Seller (not to be unreasonably withheld or delayed) to the making of such investigation or inquiry has been

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received by Buyer and after consultation with Seller as to the scope and manner of the investigation or inquiry.

                        (e)     All communications and consultations contemplated by Sections 6.2(a), 6.4 and 6.5 shall take place between the respective designated Representatives of Seller and Buyer, as may be designated from time to time by Seller and Buyer in the manner contemplated by Section 10.6. Seller's initial designated Representatives shall be Charles R. Dickerson and Buyer's initial designated Representatives shall be Lisa D. Johnson.

          6.3.         Procedures with Respect to Certain Agreements and Other Assets. Seller has easements, real property license agreements (including railroad crossing rights), rights-of-way, and leases for rights-of-way, which relate solely to the Purchased Assets (the "Transferred Easements"). At the Closing, to the extent transferable, Seller will convey and assign to Buyer, subject to the obtaining of any necessary consents, (i) by the Assignment of Transferred Easements, all Transferred Easements, and (ii) to the extent practicable, by separate, recordable Assignment of Easement as to all Transferred Easements in each separate county.

          6.4.         Public Statements. Subject to Section 6.2(d), except as required by applicable Law or by applicable rules of any national securities exchange, the Parties shall consult with each other in advance, prior to the Closing Date, with respect to any press release or other public announcement, statement or comment relating to the transactions contemplated by this Agreement; provided, however, that, notwithstanding the provisions of Section 6.2(d) relating to any other Person having business dealings with any Party, the Parties shall be permitted, subject to applicable Law and the Confidentiality Agreement, to discuss with members of the investment and financing community the transactions contemplated hereby, and the financial and operational effects of consummating such transactions, in each case, in connection with bona fide financing and credit-related endeavors.

6.5. Further Assurances.

                        (a)     Subject to the terms and conditions of this Agreement, each of the Parties hereto shall use its Commercially Reasonable Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the purchase and sale of the Purchased Assets pursuant to this Agreement or the assumption of the Assumed Liabilities, including using its Commercially Reasonable Efforts to ensure satisfaction of the conditions precedent to each Party's obligations hereunder, including obtaining all necessary consents, approvals and authorizations of, and making all required notices or filings with, third parties required to be obtained or made in order to consummate the transactions hereunder, including the transfer of the Transferable Permits to Buyer. Seller shall use Commercially Reasonable Efforts to cooperate with Buyer in its efforts to obtain all permits, certificates, licenses and other authorizations of all Governmental Authorities that Buyer requires to own, lease, maintain and operate the Purchased Assets ("Buyer's Permits"), Environmental Permits and Buyer's Required Regulatory Approvals necessary for Buyer to operate the Purchased Assets substantially in the manner operated by Seller prior to the Closing Date. Buyer shall use Commercially Reasonable Efforts to cooperate with Seller in its efforts to obtain all of Seller's Required Regulatory Approvals. No Party shall, without prior written consent of the other Party, take or fail to take any action which might

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reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement or any Additional Agreement.
(b) Without limiting the generality of Section 6.5(a):

                                   (i)       In the event that any Purchased Asset shall not have been conveyed to Buyer at the Closing, Seller shall, subject to Section 6.5(b)(ii), use Commercially Reasonable Efforts after the Closing to convey such asset to Buyer as promptly as practicable.

                                   (ii)      To the extent that Seller's right, title and interest in, to and under any material Seller's Agreement set forth in Section 2.1(d) may not be assigned without the consent, approval or authorization of any third party which consent, approval or authorization has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign such right, title and interest if an attempted assignment would constitute a breach of such Seller's Agreement or violate any applicable Law. If any consent, approval or authorization to such assignment of any material Seller's Agreement set forth in Section 2.1(d) shall not be obtained, or if any attempted assignment would be ineffective or would materially impair Buyer's rights and obligations under such Seller's Agreement, such that Buyer would not acquire and assume the benefit and detriment of all such rights and obligations, the Parties, to the fullest extent permitted by applicable Law and such Seller's Agreement, shall, from and after the Closing Date, agree to either appoint Buyer to be Seller's agent with respect to such Seller's Agreement, or, to the fullest extent permitted by applicable Law and such Seller's Agreement, enter into such reasonable arrangements with Buyer or take such other actions as are necessary to provide Buyer with the same or substantially similar rights and obligations under such Seller's Agreement.

6.6. Consents and Approvals. Without limiting the generality of Section 6.5(a):

                        (a)     The Parties shall use Commercially Reasonable Efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws to obtain all required consents and approvals of all other Governmental Authorities as promptly as practicable after the date hereof, including the VSCC, and make all other filings and give all other notices required to be made prior to the Closing with respect to the transactions contemplated hereby and by the Additional Agreements, including with respect to the Seller's Required Regulatory Approvals and Buyer's Required Regulatory Approvals. The Parties shall respond promptly to any requests for additional information made by such Persons, and use their respective Commercially Reasonable Efforts to cause all such consents and approvals, without conditions, to be obtained or waived at the earliest possible date after the date of filing. Each Party shall bear its own costs and expenses of the preparation of any such filing or notice.

                        (b)     The Parties shall use Commercially Reasonable Efforts to make all filings with the VSCC required by such Party under the applicable Laws of Virginia as promptly as practicable after the date hereof, but in any event within forty-five (45) days after the date of this Agreement. Prior to filing any application with the VSCC for an approval required by both Parties, the Parties shall jointly prepare such application and shall incorporate into such application all revisions reasonably requested by the other Party. Each Party shall be solely

31
responsible for its own cost of preparing and filing such application, as well as any petitions for rehearing and any reapplications.
6.7. Certain Tax Matters.

                        (a)     All transfer, sales and similar Taxes ("Transfer Taxes") incurred in connection with this Agreement and the Additional Agreements, and the transactions contemplated hereby and thereby (including (i) sales and use Tax on the sale or purchase of the Purchased Assets imposed by Virginia and (ii) Transfer Tax on conveyances of interests in real property imposed by Virginia or any political subdivision thereof) shall be borne by Buyer (and, to the extent paid by Seller, Buyer shall reimburse Seller upon request). Buyer, at its expense, shall prepare and file, to the extent required by, or permissible under, applicable Law, all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, Seller shall join in the execution of all such Tax Returns and other documentation; provided, however, that prior to the Closing Date, to the extent applicable, Buyer shall provide to Seller appropriate certificates of Tax exemption from each applicable Governmental Authority.

                        (b)     With respect to Taxes to be prorated in accordance with Section 3.6, Seller shall prepare and timely file all Tax Returns required to be filed (without regard to extensions) prior to the Closing Date with respect to the Purchased Assets, if any, and with respect to the periods prior to the Closing Date shall timely pay all Taxes shown to be due on such Tax Returns. With respect to Taxes to be prorated in accordance with Section 3.6, Buyer shall prepare and timely file all Tax Returns required to be filed (without regard to extensions) on or after the Closing Date with respect to the Purchased Assets, if any, and shall timely pay all Taxes shown to be due on such Tax Returns with respect to periods on or after the Closing Date. Tax Returns prepared by either Party pursuant to this Section 6.7(b) shall be promptly provided to the other Party following filing.

                        (c)     Buyer and Seller shall provide the other with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, audit or other examination, or any proceeding, by or before any Governmental Authority relating to Liability for Taxes, and each Party shall retain and provide the requesting Party with all books and records or other information which may be relevant to such Tax Return, audit, examination or proceeding. All books, records and information obtained pursuant to this Section 6.7(c) or pursuant to any other Section that provides for the sharing of books, records and information or the review of any Tax Return or other instrument relating to Taxes shall be kept confidential by the parties hereto in accordance with the terms and conditions set forth in the Confidentiality Agreement.

                        (d)     In the event that a dispute arises between Seller and Buyer regarding Taxes or any amount due under this Section 6.7, the Parties shall attempt in good faith to resolve such dispute and any agreed-upon amount shall be promptly paid to the appropriate Party. If any such dispute is not resolved within thirty (30) days after notice thereof is given to any Party, the Parties shall submit the dispute to an Independent Accounting Firm for resolution, which resolution shall be final, binding and conclusive on the Parties. In the event that Buyer and Seller cannot promptly agree on the selection of an accounting firm to act as the Independent

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Accounting Firm, either Party may request the American Arbitration Association to appoint an Independent Accounting Firm, and such appointment shall be final, binding and conclusive on Buyer and Seller. Notwithstanding anything in this Agreement to the contrary, the costs, fees and expenses of the Independent Accounting Firm in resolving the dispute shall be borne equally by Seller and Buyer. Any payment required to be made as a result of the resolution by the Independent Accounting Firm of any such dispute shall be made within five (5) Business Days after such resolution, together with any interest determined by the Independent Accounting Firm to be appropriate.

                        (e)     Seller shall be entitled to any Tax refund or credit relating to any period ending on or prior to the Closing Date (and, if received by Buyer, shall be promptly paid by Buyer to Seller); Buyer shall be entitled to any Tax refund or credit relating to any period commencing after the Closing Date (and, if received by Seller, shall be promptly paid by Seller to Buyer); and any Tax Refund or credit relating to a period commencing prior to the Closing Date and terminating subsequent to the Closing Date shall be prorated in accordance with Section 3.6, with an appropriate portion of the Tax Refund or credit being promptly paid by the Party receiving the same to the other Party.

          6.8.         Right to Update. Until the Closing Date, Seller and Buyer shall each have the right to update or amend in any respect its disclosure of any matter set forth or permitted to be set forth on any Schedule with respect to Article IV or V to the extent permitted herein. No change or addition to a Schedule made pursuant to this Section 6.8 shall be deemed to cure any breach of any representation or warranty resulting from such change or addition unless (i) such breach is not reasonably expected to have a Material Adverse Effect, (ii) Buyer or Seller, as applicable, specifically agrees to such change or addition in writing or (iii) consummates the Closing under this Agreement. No such change or addition to any Schedule with respect to Article IV or V shall be considered to constitute or give rise to a waiver by Buyer or Seller, as applicable, of any condition set forth in this Agreement, unless (A) such change is not reasonably expected to have a Material Adverse Effect, (B) such Party specifically agrees to such change or addition in writing or (C) consummates the Closing under this Agreement after receipt of such updated Schedules. Further, if any change or addition to a Schedule made pursuant to this Section 6.8 is specifically agreed to in writing by the Buyer or Seller, as applicable, or if the Closing is consummated after receipt of such updated Schedules, in each case the updated Schedules to the extent agreed to or existing at the time of Closing, as applicable, shall be deemed so amended and used for purposes of determining whether any Indemnitee is entitled to indemnification under Article VIII hereof. Neither Buyer nor Seller shall have any right to update or amend any Schedule with respect to any other Article of this Agreement.

6.9. Employees.

                        (a)     Seller shall be responsible, with respect to the Purchased Assets, for performing and discharging all requirements under the WARN Act and under applicable state and local Laws for the notification of employees associated with the Purchased Assets of any "employment loss" (within the meaning of the WARN Act) which occurs prior to the Closing Date.

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6.10. Risk of Loss.

                        (a)     From the date hereof to but not including the Closing Date, all risk of loss or damage to the Purchased Assets shall be borne by Seller, other than loss or damage caused by the negligent acts or omissions of Buyer or any Buyer Representative, which loss or damage shall be the responsibility of Buyer.

                        (b)     Notwithstanding any provision hereof to the contrary, subject to Section 9.1(g), if, before the Closing Date, all or any portion of the Purchased Assets is (i) condemned or taken by eminent domain or is the subject of a pending or threatened condemnation or taking which has not been consummated, or (ii) materially damaged or destroyed by fire or other casualty, Seller shall notify Buyer promptly in writing of such fact, and (x) in the case of a condemnation or taking, Seller shall assign or pay, as the case may be, any net proceeds thereof to Buyer at the Closing and (y) in the case of a fire or other casualty, Seller shall restore such damage. Notwithstanding the foregoing, if such condemnation, taking, damage or destruction results in a Material Adverse Effect, Buyer and Seller shall negotiate to resolve the loss resulting from such condemnation, taking, damage or destruction (and such negotiation shall include the negotiation of a fair and equitable adjustment to the Purchase Price). If no such resolution can be agreed upon prior to the earlier to occur of (i) the date that is ninety (90) days after Seller has notified Buyer of such loss and (ii) the date on which the Closing, pursuant to Section 3.1, would otherwise occur, then Buyer or Seller may terminate this Agreement pursuant to Section 9.1(g).

          6.11.       Equipment Relocation. From and after the Closing Date, Buyer shall cooperate with Seller to facilitate Seller's relocation of any Excluded Assets at Seller's sole cost and expense. To the extent that such relocation requires Seller to gain access to the Site on or after the Closing Date such access shall not be unreasonably withheld by Buyer.

          6.12.       Meters. Buyer shall be responsible for ensuring that revenue quality metering is installed at all interconnection points with the Seller's transmission system at Buyer's expense. Buyer and Seller agree to work jointly to accomplish this prior to Closing or as soon as possible and will utilize existing metering equipment, wherever possible. Once metering is installed, this metering shall be owned by the Seller.

          6.13.       Capacitors. Buyer shall replace existing PCB contaminated capacitors included within the Purchased Assets at its sole cost and expense within two (2) years following the Closing Date. Seller shall promptly take possession of any replaced capacitors at the site of the replacement at its sole cost and expense and dispose of such capacitors at an Off-Site Location.

6.14. Transmission Matters with PJM.

                        (a)     Seller shall construct the transmission projects that PJM has determined necessary through the PJM Regional Transmission Expansion Plan ("RTEP") process at the time of Closing that will impact the transmission assets acquired by Buyer. Buyer shall reimburse Seller for the actual costs of such facilities and will own the facilities, subject to any required FERC approval. Any construction projects for transmission facilities that will impact the acquired transmission assets facilities and be in Virginia, identified through the PJM/RTEP process after the Closing, will become Buyer's responsibility to build.

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                        (b)     If any such RTEP construction project is in progress, contracts have been awarded for such project, or materials have been ordered or purchased for such project as of the Closing Date, Seller shall complete such construction even if such completion occurs after the Closing Date.

          6.15.       Expenses. Except to the extent provided herein or any Additional Agreement, and except due to any breach, whether or not the transactions contemplated hereby are consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs, fees and expenses, including the fees and commissions referred to in Sections 4.12 and 5.7.

ARTICLE VII CONDITIONS

          7.1.         Conditions to Obligation of Buyer. The obligation of Buyer to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or the waiver, to the extent permitted by applicable Law, by Buyer) at or prior to the Closing of the following conditions:

                        (a)     No preliminary or permanent injunction, order or decree by any Governmental Authority which prevents the consummation of the transactions contemplated hereby or by the Additional Agreements shall have been issued and remain in effect (Buyer agreeing to use Commercially Reasonable Efforts to have any such injunction, order or decree lifted), and no applicable Law shall be in effect which prohibits the consummation of the transactions contemplated hereby or thereby;

                        (b)     Buyer shall have obtained each and every one of the Buyer's Required Regulatory Approvals set forth on Schedule 7.1(c), which shall be final and non-appealable, and Buyer shall have received evidence thereof, in form and substance reasonably satisfactory to Buyer, and all conditions to the effectiveness thereof prescribed therein or otherwise by Law shall have been satisfied or waived, it being understood that the imposition by any Governmental Authority of any such condition to the grant or issuance of any such consent or approval requiring any action or omission by Buyer shall not affect Buyer's obligation to consummate the transactions contemplated hereby or by the Additional Agreements unless such condition is, individually or in the aggregate, reasonably expected to have a Regulatory Material Adverse Effect on Buyer;

                        (c)     Seller shall have obtained each and every one of the Seller's Required Regulatory Approvals set forth on Schedule 7.2(c), which shall be final and non-appealable, and which shall not include any condition requiring any action or omission by Buyer which is, individually or in the aggregate, reasonably expected to have a Regulatory Material Adverse Effect on Buyer; and Buyer shall have received evidence thereof;

                        (d)     Seller shall have in all material respects performed and complied with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Seller at or prior to the Closing;

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                        (e)     The representations and warranties of Seller set forth in this Agreement shall be true and correct as though made at and as of the Closing Date (other than representations and warranties that are made as of a specific date which shall have been true and correct as of such date); provided that this condition shall be deemed satisfied unless the failure of such representations and warranties (and with respect to those qualified by materiality without consideration of such qualifiers) to be so true and correct is, individually or in the aggregate, reasonably expected to have a Material Adverse Effect;

                        (f)     Buyer shall have received a certificate from an authorized officer of Seller, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 7.1(d) and (e) have been satisfied by Seller; and

                        (g)     Buyer shall have received an opinion from Seller's counsel, which counsel shall be reasonably acceptable to Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel.

          7.2.         Conditions to Obligation of Seller. The obligation of Seller to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or the waiver, to the extent permitted by applicable Law, by Seller) at or prior to the Closing of the following conditions:

                        (a)     No preliminary or permanent injunction or other order or decree by any Governmental Authority which prevents the consummation of the transactions contemplated hereby or by the Additional Agreements shall have been issued and remain in effect (Seller agreeing to use its Commercially Reasonable Efforts to have any such injunction, order or decree lifted), and no applicable Law shall be in effect which prohibits the consummation of the transactions contemplated hereby or thereby;

                        (b)     Seller shall have obtained each and every one of the Seller's Required Regulatory Approvals set forth on Schedule 7.2(c), which shall be final and non-appealable, and Seller shall have received evidence thereof, in form and substance reasonably satisfactory to Seller; and all conditions to the effectiveness thereof prescribed therein or otherwise by Law shall have been satisfied or waived, it being understood that the imposition by any Governmental Authority of any such condition to the grant or issuance of any such consent or approval requiring any action or omission by Seller shall not affect Seller's obligation to consummate the transactions contemplated hereby or by the Additional Agreements unless such condition is, individually or in the aggregate, reasonably expected to have a Regulatory Material Adverse Effect on Seller;

                        (c)     Buyer shall have obtained each and every one of the Buyer's Required Regulatory Approvals set forth in Schedule 7.1(c), which shall be final and non-appealable, and which shall not include any condition requiring any action or omission by Seller which condition is, individually or in the aggregate, reasonably expected to have a Regulatory Material Adverse Effect on Seller; and Seller shall have received evidence thereof;

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                        (d)     Buyer shall have in all material respects performed and complied with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Buyer at or prior to the Closing;

                        (e)     The representations and warranties of Buyer set forth in this Agreement shall be true and correct as though made at and as of the Closing Date (other than representations and warranties that are made as of a specific date which shall have been true and correct as of such date); provided that this condition shall be deemed satisfied unless the failure of such representations and warranties (and with respect to those qualified by materiality without consideration of such qualifiers) to be so true and correct is, individually or in the aggregate, reasonably expected to have a Material Adverse Effect;

                        (f)     Seller shall have received a certificate from an authorized officer of Buyer, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 7.2(d) and (e) have been satisfied by Buyer; and

                        (g)     Seller shall have received an opinion from one or more of Buyer's counsel, which counsel shall be reasonably acceptable to Seller, dated the Closing Date, in form and substance reasonably satisfactory to Seller and its counsel.

          7.3.         Conditions to Obligation of Buyer and Seller. The obligation of Buyer and Seller to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or the waiver, to the extent permitted by applicable Law, by Seller and Buyer) at or prior to the Closing of the following condition:

(a) Seller shall consummate the transactions contemplated by the Distribution Purchase Agreement prior to or simultaneously with the Closing.
ARTICLE VIII INDEMNIFICATION AND ARBITRATION
8.1. Indemnification.

                        (a)     From and after the Closing Date, Buyer shall indemnify, defend and hold harmless, Seller and its Representatives (each, a "Seller's Indemnitee"), from and against any and all claims, demands, suits, losses, liabilities, penalties, damages, obligations, payments, costs and expenses (including reasonable attorneys' fees and expenses in connection therewith) (each, an "Indemnifiable Loss"), asserted against or suffered by any Seller's Indemnitee relating to, resulting from or arising out of (i) any breach by Buyer of any representation, warranty, covenant or agreement of Buyer contained in this Agreement, (ii) the Assumed Liabilities, or (iii) any Third Party Claim against any Seller's Indemnitee in connection with Buyer's ownership, lease, maintenance, construction, modification or operation of any of the Purchased Assets on or after the Closing Date; provided, however, that Buyer shall be liable to Seller only for Indemnifiable Losses for which any Seller's Indemnitee gives written notice to Buyer (setting forth with reasonable specificity the nature and amount of the Indemnifiable Loss) during the period for which such representation, warranty, covenants or agreements survive the Closing in accordance with Section 10.4. In addition, notwithstanding anything contained herein to the contrary, Buyer shall not be required to indemnify any Seller's Indemnitee until the aggregate dollar amount of

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all Indemnifiable Losses exceeds $750,000 (the "Threshold"). In no event shall all Indemnifiable Losses paid by Buyer to Seller's Indemnitees, in the aggregate, exceed 35% of the Purchase Price (the "Cap"), other than with respect to actual or constructive fraud.

                        (b)     From and after the Closing, Seller shall indemnify, defend and hold harmless, Buyer and its Representatives (each, a "Buyer's Indemnitee" and, together with Seller's Indemnitees, an "Indemnitee"), from and against any and all Indemnifiable Losses asserted against or suffered by any Buyer's Indemnitee relating to, resulting from or arising out of (i) any breach by Seller of any representation, warranty, covenant or agreement of Seller set forth in this Agreement or (ii) the Excluded Liabilities; provided, however, that Seller shall be liable to Buyer only for Indemnifiable Losses for which any Buyer's Indemnitee gives written notice to Seller (setting forth with reasonable specificity the nature and amount of the Indemnifiable Loss) during the period for which such representation, warranty, covenants or agreements survive the Closing in accordance with Section 10.4; and provided further however, that notwithstanding anything contained herein to the contrary, in no event shall Seller be required to indemnify Buyer for any obligations of Seller's Affiliates or any Indemnifiable Losses which are Liabilities of Seller's Affiliates, including without limitation, the Excluded Liabilities set forth in Sections 2.4(a) and 2.4(b). In addition, notwithstanding anything contained herein to the contrary, Seller shall not be required to indemnify any Buyer's Indemnitee until the aggregate dollar amount of all Indemnifiable Losses which would otherwise be indemnifiable exceeds the Threshold. In no event shall all Indemnifiable Losses paid by Seller to Buyer's Indemnitees, in the aggregate, exceed the Cap, other than with respect to actual or constructive fraud. Notwithstanding anything contained herein to the contrary, for the avoidance of doubt, except for the representations and warranties set forth in Article IV, Seller shall have no indemnification obligations to Buyer relating to the condition of the Purchased Assets, and such Purchased Assets are being sold subject to the disclaimer set forth in Section 10.5.

                        (c)     The rights and remedies of Seller and Buyer set forth in this Article VIII are exclusive and in lieu of any and all other rights and remedies which Seller and Buyer may have under this Agreement, under applicable Law, whether at common law or in equity, including for declaratory, injunctive or monetary relief, in each case, with respect to any Indemnifiable Loss, other than with respect to the rights of a Party to enforce this Section 8.1.

                        (d)     Notwithstanding anything to the contrary herein, no Person (including an Indemnitee) shall be entitled to recover from any other Person (including any Party required to provide indemnification under this Agreement (an "Indemnifying Party")) any amount in excess of the actual compensatory damages, court costs and reasonable attorneys' fees suffered by such Party. In furtherance of the foregoing, Buyer and Seller hereby irrevocably waive any right to recover punitive, indirect, special, exemplary and consequential damages arising in connection with or with respect to this Agreement (other than with respect to indemnification for a Third-Party Claim).

                        (e)     Any Indemnitee shall use Commercially Reasonable Efforts to mitigate all losses, damages and the like relating to a claim under the indemnification provisions in this Section 8.1, including availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at law or equity.

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8.2. Defense of Claims

                        (a)     If any Indemnitee receives notice of the assertion of any Indemnifiable Loss or of the commencement of any suit, action or proceeding made or brought by any Person who is not an Indemnitee (a "Third-Party Claim") with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee shall give such Indemnifying Party reasonably prompt written notice thereof, but in no event later than ten (10) Business Days after the Indemnitee's receipt of notice of such Third-Party Claim. Such notice shall describe the nature of the Third-Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be incurred by the Indemnitee. The Indemnifying Party shall have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third-Party Claim at such Indemnifying Party's expense and by such Indemnifying Party's own counsel. If an Indemnifying Party elects not to assume the defense of any Third-Party Claim, the Indemnitee may defend, compromise or settle such Third-Party Claim with counsel selected by it, provided that, without the prior written consent of the Indemnifying Party, the Indemnitee shall not agree to the entry of any judgment with respect to, or any compromise or settlement of, any Third-Party Claim.

                        (b)     If, within twenty (20) Business Days after an Indemnitee gives written notice to the Indemnifying Party of any Third-Party Claim, such Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third-Party Claim as provided in Section 8.2(a), then the Indemnifying Party shall not be liable for any costs, fees or expenses subsequently incurred by the Indemnitee in connection with the defense, compromise or settlement thereof.

                        (c)     Subject to Section 8.3, any claim by an Indemnitee on account of an Indemnifiable Loss which does not constitute a Third-Party Claim (a "Direct Claim") shall be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, in no event later than twenty (20) Business Days after the Indemnitee becomes aware of such Direct Claim, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, of such Indemnifiable Loss. The Indemnifying Party shall have a period of twenty (20) Business Days within which to respond to such Direct Claim. If the Indemnifying Party fails to respond during such twenty (20) Business Day period, the Indemnifying Party shall be deemed to have accepted such claim and, subject to this Article VIII, shall promptly reimburse the Indemnitee for the Indemnifiable Losses set forth in the Indemnitee's notice.

                        (d)     A failure to give timely notice as provided in this Section 8.2 shall not affect the rights or obligations of any Party hereunder except to the extent that the Party which was entitled to receive such notice was actually prejudiced as a result of such failure.

8.3. Arbitration.

                        (a)     Except as otherwise provided herein, in the event of any dispute between Seller and Buyer arising after the Closing (whether relating to facts, events or circumstances occurring or existing prior to, on or after the Closing Date) and relating to, resulting from or arising out of any provision of this Agreement (other than disputes arising under Section 8.1), including with respect to Direct Claims and Third-Party Claims, the Party asserting such dispute

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shall give written notice to the other of the fact that a dispute has arisen pursuant hereto. Such notice shall include (i) a statement setting forth in reasonable detail the facts, events, circumstances, evidence and arguments underlying such dispute and (ii) proposed arrangements for a meeting to attempt to resolve the dispute to be held within sixty (60) days after such notice is given. Within thirty (30) days after such notice is given, the other Party hereto shall submit to the Party giving such notice a written summary responding to such statement of facts, events, circumstances, evidence and arguments contained in the notice and an acceptance of or proposed alternative to the meeting arrangements set forth in the initial notice.

                        (b)     The chief executive officers (or any other executive officer or officers directly reporting to, or duly designated by, such chief executive officers) of each of the Parties shall meet at a mutually acceptable time and place to attempt to settle any dispute in good faith; provided, however, that such meeting shall be held at the principal offices of the Party receiving the notice of dispute unless otherwise agreed; and provided further, that any such meeting shall be held no later than sixty (60) days after the written notice of dispute is given pursuant to Section 8.3(a). Each Party shall bear its own costs and expenses with respect to preparation for, attendance at and participation in such meeting.

                        (c)     In the event that (i) a meeting has been held in accordance with Section 8.3(b), (ii) any such dispute of the kind referred to in Section 8.3(a) shall not have been resolved at such meeting and (iii) the aggregate amount in dispute exceeds $100,000, then either Party may submit such dispute to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Commercial Arbitration Rules"). In the event that such dispute is submitted to arbitration pursuant to the Commercial Arbitration Rules, then the arbitration tribunal shall be composed of three arbitrators (one arbitrator selected by each Party within thirty (30) days after the meeting held in accordance with Section 8.3(b) with the third selected by the other two arbitrators or, in the absence of agreement between them, the American Arbitration Association), the venue of the arbitration shall be Washington, D.C., the language of the arbitration shall be English and the arbitration shall commence no later than sixty (60) days after the meeting held in accordance with Section 8.3(b). The decision, judgment and order of the arbitration tribunal shall be final, binding and conclusive as to the Parties and their respective Representatives, and may be entered in any court of competent jurisdiction. The Parties intend the provisions of this Section 8.3 to be the sole and exclusive remedy of any dispute not arising under Section 8.1. Other than the fees and expenses of the arbitrators, which shall be shared equally by the Parties, each Party shall bear its own costs and expenses (including attorneys' fees and expenses) relating to the arbitration.

ARTICLE IX TERMINATION
9.1. Termination.
(a) This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Parties.
(b) This Agreement may be terminated by Seller or Buyer upon written notice to the other Party, (i) at any time prior to the Closing if any court of competent jurisdiction shall
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have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and non-appealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 9.1(b)(i) shall have used Commercially Reasonable Efforts to seek relief from such order, judgment or decree; (ii) at any time prior to the Closing if any Law shall have been enacted or issued by any Governmental Authority which prohibits the consummation of the transactions contemplated by this Agreement or by any Additional Agreement; or (iii) at any time after the first anniversary of the date of this Agreement if the Closing shall not have occurred on or before such date; provided, however, that the right to so terminate this Agreement under this Section 9.1(b)(iii) shall not be available to any Party whose breach of this Agreement has caused, or resulted in, the failure of the Closing to occur on or before such date; and provided, further, that if on such anniversary, any Buyer's Required Regulatory Approval set forth in Schedule 7.1(c) or any Seller's Required Regulatory Approval set forth in Schedule 7.2(c) shall not have been obtained, or shall not be then final and non-appealable, but all other conditions to the Closing shall be satisfied or shall be capable of being satisfied, then no Party shall be entitled to terminate this Agreement pursuant to this Section 9.1(b)(iii) prior to the date that is 180 days after such anniversary.

                        (c)     This Agreement may be terminated by Buyer, upon written notice to Seller, if any of Buyer's Required Regulatory Approvals, the receipt of which is a condition to the obligation of Buyer to consummate the Closing as set forth in Section 7.1(c), shall have been denied.

                        (d)     This Agreement may be terminated by Seller, upon written notice to Buyer, if any of the Seller's Required Regulatory Approvals, the receipt of which is a condition to the obligation of Seller to consummate the Closing as set forth in Section 7.2(c), shall have been denied.

                        (e)     This Agreement may be terminated by Buyer, upon written notice to Seller, if there has been a material breach by Seller of any covenant, agreement, representation or warranty contained in this Agreement, which breach has had or is reasonably expected to have a Material Adverse Effect and such breach is not cured by the earlier of the Closing Date or the date that is thirty (30) days after receipt by Seller of notice specifying in reasonable detail the nature of such breach, unless Buyer shall have previously waived such breach.

                        (f)     This Agreement may be terminated by Seller, upon written notice to Buyer, if there has been a material breach by Buyer of any covenant, agreement, representation or warranty contained in this Agreement, which breach has had or is reasonably expected to have a Material Adverse Effect and such breach is not cured by the earlier of the Closing Date or the date that is thirty (30) days after receipt by Buyer of notice specifying in reasonable detail the nature of such breach, unless Seller shall have previously waived such breach.

                        (g)     This Agreement may be terminated by Seller or Buyer upon written notice to the other Party, in accordance with the provisions of the last sentence of Section 6.10(b), provided that the Party seeking to so terminate shall have complied with its obligations under Section 6.10.

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                        (h)     This Agreement may be terminated by either Party, upon written notice to the other Party, if any final and non-appealable injunction, order or decree by any Governmental Authority, which prohibits the consummation of the transactions contemplated hereby or by the Additional Agreements, shall have been issued and remain in effect, provided that the Party seeking to terminate this Agreement pursuant to this Section 9.1(h) shall have used its Commercially Reasonable Efforts to have any such injunction, order or decree lifted.

          9.2.         Effect of Termination. Upon termination of this Agreement prior to the Closing pursuant to Section 9.1, this Agreement shall be null and void and of no further force or effect (except that the provisions set forth in Section 6.2(b), Section 6.4, this Section 9.2 and Article X, and the Confidentiality Agreement, shall remain in full force and effect in accordance with their respective terms); and no Party shall have any further Liability under this Agreement.

ARTICLE X MISCELLANEOUS PROVISIONS
10.1. Amendment and Modification. This Agreement may be amended, supplemented or otherwise modified only by written agreement entered into by both Parties.

          10.2.       Bulk Sales Laws. Buyer acknowledges that Seller will not comply with the provisions of any bulk sales or transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement; and Buyer hereby irrevocably waives compliance by Seller with the provisions of the bulk sales or transfer laws of all applicable jurisdictions. Notwithstanding anything to the contrary in this Agreement, Seller shall indemnify and hold Buyer harmless from and against any and all losses, Liabilities, claims or expenses which shall arise against or be incurred by Buyer due to the failure of Seller to comply with such requirements.

          10.3.       Waiver of Compliance; Consents. To the extent permitted by applicable Law, any failure of any of the Parties to comply with any representation, warranty, covenant, agreement or condition set forth herein may be waived by the Party entitled to the benefit thereof only by a written instrument signed by such Party, but any such waiver shall not operate as a waiver of, or estoppel with respect to, any prior or subsequent failure to comply therewith or of any other provision set forth herein.

          10.4.       Survival. All representations and warranties contained in this Agreement shall survive for a period of six (6) months following the Closing Date except that, (i) the representations and warranties contained in Section 4.6 will expire nine (9) months following the Closing Date; (ii) the representations and warranties set forth in Section 4.7 will expire in accordance with any applicable statutes of limitation period plus ninety (90) days; and (iii) the representations and warranties set forth in Section 4.4 shall not survive the Closing. The covenants and agreements of the Parties contained in this Agreement shall survive the Closing in accordance with their respective terms.

10.5. Disclaimers. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE IV, THE PURCHASED ASSETS ARE SOLD "AS IS, WHERE IS," AND SELLER EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND
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WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO SELLER AND THE PURCHASED ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE IV: SELLER EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES REGARDING LIABILITIES, OWNERSHIP, LEASE, MAINTENANCE OR OPERATION OF THE PURCHASED ASSETS, THE TITLE, CONDITION, VALUE OR QUALITY OF THE PURCHASED ASSETS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE PURCHASED ASSETS; AND SELLER EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE PURCHASED ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR THE APPLICABILITY OF ANY GOVERNMENTAL AUTHORITY, INCLUDING ANY ENVIRONMENTAL LAWS, OR WHETHER SELLER POSSESSES SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE THE PURCHASED ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER FURTHER EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS WITH RESPECT TO THE PURCHASED ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND REGARDING THE CONDITION OF THE PURCHASED ASSETS OR THE SUITABILITY OF THE PURCHASED ASSETS FOR OPERATION AS TRANSMISSION FACILITIES, AS APPLICABLE, AND NO SCHEDULE OR EXHIBIT TO THIS AGREEMENT, NOR ANY OTHER MATERIAL OR INFORMATION PROVIDED, OR COMMUNICATIONS MADE, BY SELLER OR ITS REPRESENTATIVES, INCLUDING ANY BROKER OR INVESTMENT BANKER, SHALL CONSTITUTE OR CREATE ANY SUCH REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE PURCHASED ASSETS.

          10.6.       Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the day when delivered personally or by facsimile transmission (with confirmation), on the next Business Day when delivered to a nationally recognized overnight courier or five (5) Business Days after deposited as registered or certified U.S. mail (return receipt requested), in each case, postage prepaid, addressed to the recipient Party at its address set forth below (or at such other address or facsimile number for a Party as shall be specified by like notice; provided, however, that any such notice of a change of address or facsimile number shall be effective only upon receipt thereof):

(a)	If to Seller, to:
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Delmarva Power & Light 800 King Street P.O. Box 231 Wilmington, Delaware 19899 Attention: President Facsimile: (302) 429-3367
with a copy (which shall not constitute notice) to:
Pepco Holdings, Inc. Suite 1100, 10th Floor 701 Ninth Street, NW Washington, D.C. 20068 Attention: Vice President, Legal Services Facsimile: (202) 872-3281
and a copy (which shall not constitute notice) to:
McGuireWoods LLP One James Center 901 East Cory Street Richmond, Virginia 23219-4030 Attention: Patrick T. Horne, Esquire Facsimile: (804) 698-2064
(b)	If to Buyer, to:
Old Dominion Electric Cooperative 4201 Dominion Boulevard Glen Allen, Virginia 23060 Attention: Lisa D. Johnson Facsimile: 804-968-4025
with a copy (which shall not constitute notice) to:
Orrick, Herrington & Sutcliffe LLP 666 Fifth Avenue New York, NY 10103 Attention: Carl F. Lyon, Esq. Facsimile: 212-506-5151

          10.7.       Assignment. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, obligations or remedies hereunder shall be assigned by any Party hereto, including by operation of law, without the prior written consent of the other Party, nor is this Agreement intended to confer upon any other Person any rights, interests,

44

obligations or remedies hereunder. Without limiting the generality of the foregoing, no provision of this Agreement shall create any third-party beneficiary rights in any employee or former employee of Seller (including any beneficiary or dependent thereof), including with respect to continued employment or resumed employment, and no provision of this Agreement shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement. Notwithstanding the foregoing, either Party may, without the prior written consent of the other Party, assign all or any portion of its rights, interests, obligations and remedies hereunder, pursuant to instruments of transfer in form and substance reasonably satisfactory to the other Party, to one or more direct or indirect wholly owned subsidiaries of such Party; provided, however, that (i) no such assignment shall relieve such Party of any of its Liabilities hereunder, (ii) Buyer shall guarantee the obligations of its assignee, which guarantee shall be in form and substance reasonably satisfactory to Seller, (iii) no such assignment shall result in any Party requiring any additional consent, approval, filing, or notice of, with or to, any third party, including any Governmental Authority, to consummate the transactions contemplated by this Agreement or any Additional Agreement, and (iv) such assignment does not otherwise prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement or any Additional Agreement.

          10.8.       Governing Law; Forum; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies. Venue in any and all suits, actions and proceedings related to the subject matter of this Agreement shall be in the state and federal courts located in and for the Commonwealth of Virginia (the "Courts"), which shall have exclusive jurisdiction for such purpose, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding. Service of process may be made in any manner recognized by such Courts. Each of the Parties hereby irrevocably waives its right to a jury trial arising out of any dispute in connection with this Agreement or the transactions contemplated hereby. Buyer has irrevocably appointed Lisa D. Johnson as its authorized agent (the "Authorized Agent") upon which process may be served in any suit, action or proceeding based on this Agreement which may be instituted in the Courts by Seller, and Buyer expressly accepts the jurisdiction of any such Court in respect of any such suit, action or proceeding. Buyer represents and warrants that the Authorized Agent has agreed to act as such agent for service of process, and Buyer shall take any and all actions, including the filing of any and all documents and instruments, which may be necessary or appropriate to continue such appointment in full force and effect. Service of process upon the Authorized Agent and written notice of such service to Buyer shall be deemed, in every respect, effective service of process upon Buyer.

          10.9.       Counterparts. This Agreement may be executed by facsimile transmission (with confirmation) and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.10.     Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or construction of this Agreement. Ambiguities and uncertainties in the wording of this Agreement shall not be construed for or against any Party, but shall be

45

construed in the manner that most accurately reflects the Parties' intent as of the date of this Agreement. Each Party acknowledges that it has been represented by counsel in connection with the review and execution of this Agreement, and, accordingly, there shall be no presumption that this Agreement or any provision hereof be construed against the Party that drafted this Agreement. Notwithstanding any provision of any Additional Agreement to the contrary, the provisions of this Agreement shall govern and control any conflict or inconsistency between or among the provisions of this Agreement and the provisions of any such Additional Agreement.

10.11. Schedules. Except as otherwise provided in this Agreement, all Schedules referred to herein are intended to be and hereby are made a part of this Agreement.

          10.12.     Disclosure. Certain information set forth on the Schedules is included solely for informational purposes, is not an admission of liability or materiality with respect to the matters covered by the information and may not be required to be disclosed pursuant to this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules is not intended to imply that such amounts (or higher or lower amounts) or such items are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy among the Parties as to whether any obligation, item or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

          10.13.     Entire Agreement. This Agreement (including the Schedules), together with the Additional Agreements (when executed and delivered by the Parties) and the Confidentiality Agreement, constitutes a single integrated agreement between the Parties and, together, embodies the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated hereby and thereby, and supersedes all prior agreements and understandings between the Parties with respect to such transactions. There are no representations, warranties, covenants or agreements between the Parties with respect to the subject matter set forth in such agreements, other than those expressly set forth or referred to herein or therein. Without limiting the generality of the foregoing, Buyer hereby acknowledges and agrees that there are no representations, warranties, covenants or agreements between the Parties with respect to the subject matter set forth in such agreements contained in any material made available to Buyer pursuant to the terms of the Confidentiality Agreement , as amended.

          10.14.     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated unless such an interpretation would materially alter the rights and privileges of any Party or materially alter the terms of the Transaction.

          10.15.     No Agency. Neither Buyer nor the Distribution Purchaser is an agent of the other or authorized to bind the other in negotiations with Seller. Any obligation of Buyer or the Distribution Purchaser to Seller will be a several and not a joint obligation.

SIGNATURE PAGE FOLLOWS
46
IN WITNESS WHEREOF, Seller and Buyer have caused this Purchase and Sale Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.
DELMARVA POWER & LIGHT COMPANY
By:	/s/ T. S. SHAW Name: Thomas S. Shaw Title: President and CEO
OLD DOMINION ELECTRIC COOPERATIVE
By:	/s/ ROBERT L. KEES Name: Robert L. Kees Title: Senior Vice President and Chief Financial Officer
47

Disclosure schedules
to the
TRANSMISSION purchase and sale agreement
by and between
delmarva power & light company
and
old dominion electric cooperative
Dated as of June 13, 2007

          These Schedules are qualified in their entirety by reference to the specific provisions of the referenced Transmission Purchase and Sale Agreement (the "Agreement") and are not intended to constitute, and shall not be construed as constituting, representations or warranties of any Person except as and to the extent explicitly provided in the Agreement. Certain of the representations and warranties set forth in the Agreement contemplate that there will be attached Schedules setting forth information that might be "material" or have a "Material Adverse Effect." The Seller may, at its option, include in such Schedules items or information that are not material or are not likely to have a Material Adverse Effect for the convenience of the Parties, but any such inclusion shall not be deemed to be an acknowledgment or representation that such items are material or would have a Material Adverse Effect, to establish any standard of materiality, Material Adverse Effect, or to define further the meaning of such terms for purposes of the Agreement. Each Section of these Schedules qualifies the correspondingly numbered representation and warranty or covenant in the Agreement to the extent specified therein. Unless otherwise defined in these Schedules, capitalized terms used in these Schedules have the meanings set forth in the Agreement.

SCHEDULE 1.1(68)
Permitted Encumbrances
1.	Mortgage with Bank of New York, individually or as trustee, which shall not be a Permitted Encumbrance as of Closing.

SCHEDULE 1.1(83)
Seller's Knowledge
Thomas S. Shaw President and CEO Delmarva Power & Light Company
Vincent Maione Regional Resource Manager Bay Regional Office
Charles R. Dickerson Vice President Strategic Planning and Chief Risk Officer Pepco Holdings, Inc.
Robert J. Jubic, Jr. Manager Environmental Services New Castle Regional Office

SCHEDULE 1.1(93)
Transferable Permits
1.	See Schedule 2.1(d), to the extent transferable.
2.	Permit from the Virginia Marine Resources Commission that permits the Wattsville-Chincoteague 69kV circuits (6745 and 6746).
3.	See Schedule 4.8, to the extent transferable.

SCHEDULE 2.1(b) [1]
Transmission Assets
1.	See attached Continuing Property Records - Transmission.
2.	Virginia Transmission Circuits
•	Circuit # 6721 (Kellam, Tasley)
•	Circuit # 6745 (Chincoteague, Wattsville)
•	Circuit # 6746 (Chincoteague, Wattsville)
•	Circuit # 6748 (Wallops Island)
•	Circuit # 6750 (Bayview, Kellam)
•	Circuit # 6778 (Oak Hall, Tasley)
•	Circuit # 6790 (Oak Hall, Tasley)
3.	Transmission Lines
•	69kV transmission line # 6745 to Chincoteaque Substation emanating at Wattsville substation from switch # 6745-L1
•	69kV transmission line # 6746 to Chincoteaque Substation emanating at Wattsville substation from switch # 6746-L1
•	69kV transmission line # 6790 to Tasley Substation emanating at Oak Hall substation from switch # 6790-L1
•	69kV transmission line # 6778 to Tasley Substation emanating at Oak Hall substation from switch # 6778-L2
•	69kV transmission line # 6721 from Tasley Substation to Kellam Substation
•	69kV transmission line # 6750 from Kellam Substation to Bayview Substation
•	69kV transmission line # 6748 to Wallops Island Substation tapped from Transmission line 6745 via a three way switch
4.	Poles
Unit	Quantity
50 50-1 50-2 50-3 55 55-1 55-2 55-3	19 37 5 77 6 46 22 100
_____________________ [1] Any assets referenced on this Schedule that are owned by Connectiv Energy will not transfer with the sale.

55C 60 60-1 60-2 60-3 60C 65 65-1 65-2 65-3 70 70-1 70-2 70-3 70C 70-H1 75 75-1 75-2 75-3 75C 75-H1 75ST 80 80-1 80-2 80C 80-H1 85 85-1 85-2	2 66 261 25 152 1 38 61 42 59 35 257 170 47 27 39 23 95 31 4 24 6 3 3 29 8 9 2 4 5 2
5.	OH Transmission Spans
Unit	Quantity
C336.4-26/7 C4/0-7 C477-24/7 C954-42/7 C954-45/7 SW7#8 Unset	43122 240 4176 3039 2013 1279 2,348,003

6.	UG Transmission Segment
Unit	Quantity
Unset	3,477
7.	Chincoteague channel crossings
8.	Line 6745, 69kV medium pressure oil filled self contained cable 350kcmil copper, approximately 950 ft.
9.	Line 6746, 69kV medium pressure oil filled self contained cable 350 kcmil copper, approximately 850 ft.
10.	Bayview 69kV Substation
Account	Asset	Asset description	Location
00003530	13573	CONTROL INSTALLATION (9138)	Bayview
00003530	27568	BREAKER,CIRCUIT,72.5KV,1200A	Bayview
00003530	30601	STRUCTURES; Steel	Bayview
00003530	30602	RELAY; Panels	Bayview
00003530	30603	SWITCH; Disconnect, 69KV 1200A PASCOR	Bayview
00003530	30604	BREAKER; Circuit Power,72.5KV,2000A	Bayview
00003530	30605	SWITCHER; Circuit 115kV, 1200A, PRE-Z	Bayview
00003530	30606	CAPACITOR; Bank 69kV, 2.7MVAR	Bayview
00003530	30607	TRANSFORMER; Potential 69kV,350kV BIL	Bayview
00003530	30608	ARRESTER; 60kV, 48kV MCOV	Bayview
00003530	30609	CABLE; Control	Bayview
00003530	30610	SECONDARY; Material Misc	Bayview
00003530	30611	PRIMARY; Material (Misc)	Bayview
00003530	37527	EQUIPMENT; GPR	Bayview
00003620	38766	PANEL; Relay Line 6750 Front Line E2	Bayview
00003620	38761	SWITCH; Hookstick 1Ph 69kV 600A SS MT-H1	Bayview
00003620	10505	SURGE ARRESTERS (LIGHTNING) 60KV (9565)	Bayview
00003620	10585	SWITCHES, AIR BREAK,69KV,600A,N/A (9565)	Bayview
00003620	10589	SWITCHES,DISCONNECT,(INDIVIDUAL) 69KV,600A,N/A	Bayview
00003620	38742	ARRESTER; Surge 60kV 48kV MCOV	Bayview
00003620	38758	INSULATOR; Poly 69kV Strain	Bayview
00003620	38759	INSULATOR; Poly 138kV Strain	Bayview
11.	Chincoteague 69kV Substation
Account	Asset	Asset description	Location
00003530	19827	CIRCUIT SWITCHER, 115KV/1200A (USED AT 69KV)	Chincoteague
00003530	19828	CIRCUIT SWITCHER, 115KV/1200A (USED AT 69KV)	Chincoteague

00003530	19831	SURGE ARRESTER (LIGHTNING), 60KV	Chincoteague
00003530	19833	BUS	Chincoteague
00003530	19835	INSULATORS, 115KV	Chincoteague
00003530	19837	STRUCTURE FORMING	Chincoteague
00003530	19839	SWITCH, AIR BREAK (INDIV) 69KV/600A	Chincoteague
00003530	19841	FOUNDATION	Chincoteague
00003530	37026	SWITCH; Gang Oper Air Brk 69kV 1200A w/Aux Cont Sw	Chincoteague
00003530	37027	STRUCTURE; Steel Switch Stand 69kV Sw BT-D2	Chincoteague
00003530	37028	CONDUIT; Sw BT-D2 Aux Switch	Chincoteague
00003530	37029	GROUNDING; Sw BT-D2	Chincoteague
00003530	37030	FOUNDATION; Modifications Sw BT-D2	Chincoteague
00003530	37031	CABLE; Control Aux Switches BT-D1 & BT-D2	Chincoteague
00003530	37032	PANEL; Wiring Modifications	Chincoteague
00003530	37033	BUS; Fittings and Connectors 69kV	Chincoteague
12.	Kellam 69kV Substation
Account	Asset	Asset description	Location
00003520	4473	OTHER BUILDING - CONTROL HOUSE (9195)	Kellam
00003520	4475	FENCE PERIMETER - 440' W/1-20'GATE (9786)	Kellam
00003520	4477	FENCE - PERIMETER - ADDITION (9603)	Kellam
00003520	4479	LAND IMPROVEMENT - GRADING & FILL (9195)	Kellam
00003520	4481	LAND IMPROVEMENTS - GRADING & FILL (9603)	Kellam
00003520	4483	ROADS & DRIVES - (9786)	Kellam
00003530	10476	BUS - (9195)	Kellam
00003530	10478	BUS - (9603)	Kellam
00003530	10480	CABLE - CONTROL (9195)	Kellam
00003530	10482	CABLE-CONTROL - (9603)	Kellam
00003530	10484	CABLE TROUGH - (9195)	Kellam
00003530	10486	CONDUIT - (9603)	Kellam
00003530	10488	CONTROL INSTALLATION - (9603)	Kellam
00003530	10490	FIRE PROTECTION - (9561)	Kellam
00003530	10492	FUSE EQUIPMENT, SET OF HIGH VOLTAGE (9195)	Kellam
00003530	10494	FOUNDATIONS - (9195)	Kellam
00003530	10496	FOUNDATIONS - (9603)	Kellam
00003530	10498	LIGHTING SYSTEM - (9603)	Kellam
00003530	10500	SURGE ARRESTER - 21KV (9195)	Kellam
00003530	10502	SURGE ARRESTERS - 69KV (9603)	Kellam
00003530	10504	OIL CIRCUIT BREAKER - SER# K6206467-202 69KV J213	Kellam
00003530	10507	PANEL - RELAY AND CONTROL (9195)	Kellam
00003530	10509	PANEL - STATION POWER CONTROL (9195)	Kellam
00003530	10511	PANEL - 69KV BREAKER RELAY	Kellam
00003530	10513	STATION GROUNDING SYSTEM - (9195)	Kellam
00003530	10515	STATION GROUNDING SYSTEM - (9786)	Kellam
00003530	10517	STATION GROUNDING SYSTEM - (9603)	Kellam
00003530	10519	STRUCTURES - (9195)	Kellam
00003530	10521	STRUCTURE - (9603)	Kellam

00003530	10523	SWITCHES, DISCONNECT (9195)	Kellam
00003530	10525	SWITCHES, DISCONNECT - (9603)	Kellam
00003530	10527	PANEL - 69KV BREAKER RELAY (9813)	Kellam
00003530	17166	BUS - (J213)	Kellam
00003530	17169	CABLE-CONTROL - (J213)	Kellam
00003530	17170	CONTROL INSTALLATION - (J213)	Kellam
00003530	17171	FOUNDATIONS - (J213)	Kellam
00003530	17173	CIRCUIT BREAKER - 69KV SER #0203-A-5847-202 (J213)	Kellam
00003530	17174	PANEL - LINE RELAY (J213)	Kellam
00003530	17175	PANEL - 69KV CONTROL (J213)	Kellam
00003530	17177	PANEL - 69KV STK BRK (J213)	Kellam
00003530	17182	SWITCHES, DISCONNECT - (J213)	Kellam
00003530	19843	FOUNDATIONS	Kellam
00003530	19845	CAPACITOR POTENTIAL DEVICE	Kellam
00003530	19847	BUS	Kellam
00003530	19849	CAPACITOR,SHUNT	Kellam
00003530	19851	CARRIER EQUIPMENT	Kellam
00003530	19853	OIL CIRCUIT BREAKER 69KV/1200A	Kellam
00003530	19855	SWITCHES,DISCONNECT 69KV/1200A	Kellam
00003530	38416	RELAY; Panel Backup L6750 (7R)	Kellam
00003530	38417	RELAY; Panel Backup Transformer T-1 (8R)	Kellam
00003530	38418	PANEL; Annunciator(ANN)	Kellam
00003530	38419	BATTERY; Storage 58Cell 127AH	Kellam
00003530	38420	BATTERY; Charger 130V 20A	Kellam
00003530	38421	TRANSFORMER 40,250:120/67.5 350Kv BIL	Kellam
00003530	38422	ARRESTERS; Surge 48kV MCOV 60kV DC	Kellam
00003530	38423	STRUCTURE;	Kellam
00003530	38424	CABLE; Control	Kellam
00003620	10603	SURGE ARRESTERS - 60KV (9786)	Kellam
00003620	22922	POWER CIRCUIT BREAKER, 72.5KV, 1200A	Kellam
00003620	22924	POWER CIRCUIT BREAKER, 72.5KV, 1200A	Kellam
00003620	22926	POWER CIRCUIT BREAKER, 72.5KV, 1200A	Kellam
13.	Tasley 69kV Substation
Account	Asset	Asset description	Location
00003520	4509	FENCE-PERIMETER 1856'-6' (ADJ 237)	Tasley
00003520	4513	LAND IMPROVEMENT (ADJ 237)	Tasley
00003520	4515	LAND IMPROVEMENTS-GRADING & FILL (ADJ 237)	Tasley
00003520	4517	LAND IMPROVEMENTS-GRADING & FILL (ADJ 237)	Tasley
00003520	4519	OTHER BUILDING,N/A CONTROL HOUSE (JV35)	Tasley
00003520	12258	LAND IMPROVEMENTS-GRADING & FILL (ADJ 237)	Tasley
00003520	18943	ADDITION TO CONTROL HOUSE	Tasley
00003530	10655	BUS (9446)	Tasley
00003530	10659	BUS (9809)	Tasley
00003530	10662	CABLE (9809)	Tasley
00003530	10664	CABLE TROUGH (9688)	Tasley
00003530	10666	CONDUIT (9809)	Tasley
00003530	10668	ANNUNCIATOR (9688)	Tasley

00003530	10670	CONTROL INSTALLATION (9688)	Tasley
00003530	10673	FOUNDATIONS (9688)	Tasley
00003530	10675	FOUNDATIONS (9809)	Tasley
00003530	10677	INSULATORS (9688)	Tasley
00003530	10679	LIGHTING SYSTEM (9688)	Tasley
00003530	10685	PANEL (9688)	Tasley
00003530	10686	PANEL (9809)	Tasley
00003530	10688	PANEL (JV435)	Tasley
00003530	10692	SWITCHES, AIR BREAK,69KV,600A,N/A,	Tasley
00003530	10694	STATION GROUNDING SYSTEM (9787)	Tasley
00003530	10698	STATION GROUNDING SYSTEM (9809)	Tasley
00003530	10700	POTENTIAL TRANSF,60KV,N/A,SER #B909044,G.E.	Tasley
00003530	10702	POTENTIAL TRANSF,69KV,N/A,SER#71M1278, WEST	Tasley
00003530	10703	POTENTIAL TRANSF,69KV,N/A,SER #72A9416,WEST	Tasley
00003530	10705	POTENTIAL TRANSF, 69KV,N/A,SER #72A9418, WEST	Tasley
00003530	10707	POTENTIAL TRANSF,69KV,N/A, SER#721918,WEST	Tasley
00003530	10709	POTENTIAL TRANSF,69KV,N/A, SER #721927,WEST	Tasley
00003530	10711	POTENTIAL TRANSF,69KV,N/A,SER # 721924,WEST	Tasley
00003530	10717	SURGE ARRESTERS,LIGHTNING, 60KV (9787)	Tasley
00003530	10719	SURGE ARRESTERS (LIGHTNING),60KV (9688)	Tasley
00003530	10723	STRUCTURE (9809)	Tasley
00003530	10725	SWITCHES,DISCONNECT (INDIVIDUAL),69KV,600A,N/A	Tasley
00003530	10727	SWITCHES,DISCONNECT (INDIVIDUAL)69KV,600A,N/A	Tasley
00003530	10728	SWITCHES,DISCONNECT (INDIVIDUAL)69KV,600A,N/A	Tasley
00003530	10730	CAPACITOR,SHUNT (9809)	Tasley
00003530	13598	FOUNDATIONS (9257)	Tasley
00003530	13599	INSULATORS (9257)	Tasley
00003530	13600	OIL CIR BKR,69KV, 1200A,#7450,SER 33Y6125 WEST	Tasley
00003530	13601	OIL CIR BKR,69KV,1200A,#7460 SER 537Y6125WH	Tasley
00003530	13602	PANEL (9488 & 9409)	Tasley
00003530	13603	STATION GROUNDING SYSTEM (9257)	Tasley
00003530	13604	POTENTIAL TRANSF,69KV,N/A,SER#S7621336,WEST	Tasley
00003530	13605	POTENTIAL TRANSF,69KV,N/A,SER#7621340, WEST	Tasley
00003530	13606	POTENTIAL TRANSF,69KV,N/A, SER #S7621341,WEST	Tasley
00003530	13607	SURGE ARRESTERS (LIGHTNING) 69KV (9257)	Tasley
00003530	13608	STRUCTURE (9257)	Tasley
00003530	13609	SWITCHES,DISCONNECT (INDIVIDUAL) 69KV,600A,N/A	Tasley
00003530	13610	COMMUNICATION EQUIPMENT ,CARRIER EQUIP	Tasley
00003530	17209	CAPACITOR SHUNT (324801)	Tasley
00003530	19859	BREAKER,CIRCUIT,POWER,72.5KV,1200A	Tasley
00003530	19861	BREAKER,CIRCUIT,POWER,72.5KV,1200A	Tasley
00003530	19863	CABLE	Tasley
00003530	19865	CONDUIT	Tasley
00003530	19867	BUS	Tasley
00003530	19869	STATION GROUNDING SYSTEM	Tasley

00003530	27576	BREAKER,POWER,CIRCUIT,72.5KV,1200A	Tasley
00003530	27577	BREAKER,POWER,CIRCUIT,72.5KV,1299A	Tasley
00003530	27578	CABLE	Tasley
00003530	27579	FOUNDATION	Tasley
00003530	27580	CONDUIT	Tasley
00003530	27581	LOAD SHEDDING	Tasley
00003530	27582	PROTECTIVE RELAYS	Tasley
00003530	29143	Power Circuit Breaker SF6, 1200A, 72.5 KV	Tasley
00003530	34743	RELAY; Panels	Tasley
00003530	36869	BATTERY STORAGE; 60 Cell Lead Acid 150AHr	Tasley
00003530	36870	BATTERY CHARGER; 130V DC 16Amp	Tasley
00003530	37530	BREAKER; Circuit 72.5 2000A 40kA SPS2	Tasley
00003530	37531	PANEL; Relay Line Protection	Tasley
00003530	37532	ARRESTER; 69kV	Tasley
00003530	37533	CVT; 69kV	Tasley
00003530	37534	PANEL; Relay Bus Protection	Tasley
00003530	37535	PANEL; Control Breaker 60	Tasley
00003530	37536	STRUCTURES;	Tasley
00003530	37537	SWITCH; Disc 69kV 3Phase 1200A	Tasley
00003530	37538	BUS; Primary	Tasley
00003530	37539	CABLE; Control	Tasley
00003530	37540	CONDUIT;	Tasley
00003530	37541	GROUNDING;	Tasley
00003620	10867	SURGE ARRESTER (LIGHTNING) 60KV (9446)	Tasley
00003620	10886	SWITCH,AIR BKR,69KV,600A,R&IE & DELTA (9446)	Tasley
00003620	15144	SWITCHES,DISCONNECT (INDIVIDUAL) 69KV,600A,N/A	Tasley
14.	Wallops 69kV Substation
Account	Asset	Asset description	Location
00003530	19879	SWITCHES, AIR BREAK (INDIV), 138 KV (USED AT 69KV)	Wallops
00003530	19881	CIRCUIT SWITCHER, 138KV/1200A (USED AT 69KV)	Wallops
00003530	19883	SURGE ARRESTER (LIGHTNING), 60KV	Wallops
00003530	19885	BUS	Wallops
00003530	19887	FOUNDATION	Wallops
00003530	19889	STRUCTURE FORMING	Wallops

SCHEDULE 2.1(d)
Seller's Agreements
1.	Service Agreements[2]
Vendor Name	Service Provided	Term of Agreement
BRUCE GRIFFIN SR	CUSTODIAL SERVICES	4/30/2008
D PAGE KELLAM JR	LANDSCAPING	12/31/2006
Lucas Underground Utilities	Electric utility UG trenching and boring & cable installation	12/31/2007
Utiliquest *	Electric UG cable locating	12/31/2007
*Indicates that the contract serves the entire DPL area and may not be assignable. Seller will use commercially reasonable efforts to assign this agreement to the extent it can be separated.
2.	Agreement between Delmarva Power & Light and the Town of Chincoteague, dated October 29, 1991, as amended by letter dated February 6, 2006.[3]
3.	Special Agreement for Turn of Century Street Lights between Delmarva Power & Light and the Town of Chincoteague, dated March 23, 2006.[4]
4.	Off-Peak Service Agreement between Delmarva Power & Light Company and Zieger and Sons, dated November 1, 1994.[5]
5.	See attached "File: C142" - Wattsville to Chincoteague (Ckt 6745 and 6746)
6.	See attached "File: C143" - Oakhall to Tasley (Ckt 6778)
7.	See attached "File: C144" - Oakhall to Tasley (Ckt 6790)
_________________________________
2 ODEC and A&N to determine who will receive these agreements in the sale.
3 ODEC and A&N to determine who will receive this agreement in the sale.
4 ODEC and A&N to determine who will receive this agreement in the sale.
5 ODEC and A&N to determine who will receive this agreement in the sale.

8.	See attached "File: C145" - Tasley to Kellam (Ckt 6721)
9.	See attached "File: C146" - Kellam to Bayview (Ckt 6750)
10.	See attached "File: C147" - Wattsville to Wallops Island (Ckt 6748)
11.	See Transmission Virginia Railroad Crossings provided by microfiche (consent or approval may be required to transfer).
12.	Agreement for Electric Transmission Lines across the right-of-way, tracks and property of The Pennsylvania Railroad Company, dated February 17, 1967.
13.	Agreement for Electric Transmission Lines across the right-of-way, tracks and property of The Pennsylvania Railroad Company, dated April 23, 1948.
14.	Agreement for Electric Transmission Lines across the right-of-way, tracks and property of The Pennsylvania Railroad Company, dated April 15, 1964.
15.	See Schedule 1.1(93).

SCHEDULE 2.2(a)
Retained Assets
1.	Transmission Circuits:
•	Circuit # 13763 (New Church, Oak Hall)
•	Circuit # 13764 (New Church, Piney Grove)
•	Circuit # 13765 (New Church, Oak Hall)
•	Circuit # 13787 (Oak Hall, Pocomoke)
•	Circuit # 6712 (Wattsville, Stockton)
•	Circuit # 6717 (Oak Hall, Wattsville)
2.	See attached "Exhibit 1-A, Assets Retained by DPL"
3.	See attached "Exhibit 1-B, Assets Not Purchased by A&N"
4.	69kV capacitor bank at Oak Hall
5.	2 step 69kV capacitor bank at Wattsville
6.	2- 138/69kV autotransformers at Oak Hall
7.	All 69kV potential transformers and potential devices at Wattsville and Oak Hall
8.	All 138kV potential transformers and potential devices at Oak Hall
9.	Mobile Transformer
10.	All Microwave Equipment
11.	All Licensed Microwave Frequencies
12.	MAS Radio System (MAS Controller at Oak Hall)
13.	MAS hardware (communications/computer equipment) at Chincoteague & Wallops Island
14.	All MAS Licenses
15.	All Land Mobile Radio Frequencies
16.	All Land Mobile Radio Equipment at Oak Hall, Onancock, Exmore and Bayview
17.	Fiber assets between New Church & Oak Hall and MW from Piney Grove to Oak Hall, and associated terminal equipment
18.	Unlicensed Radio Equipment located at Onancock & Tasley supporting Conectiv Energy.

19.	Service Agreement with Atlantic Coast Alarm, Inc. for monitoring of security systems.
20.	Service Agreement with Atlantic Coast Alarm, Inc. for repair of security systems.
21.	Service Agreement with JC Ehrlich Co. Inc. for pest control.
22.	Service Agreement with Trugreen Chemlawn for landscaping.
23.	Service Agreement with Waste Management of Delmarva for trash removal services.
24.	Wattsville 69kV Substation consisting of: 6 breaker ring bus with associated breaker disconnect switches
•	69 kV steel structures and wood poles
•	69 kV line, transformer and capacitor disconnect switches
•	69 kV rigid and aerial bus, insulators, supports, lightning arresters, potential devices
•	69 kV capacitor banks and 2 circuit switchers with associated bus, structures
•	Fence, yard lighting, control house, grounding system, foundation, metering
•	69 kV relaying and controls and associated equipment
•	69 kV metering
•	RTU and EMS equipment and associated equipment
•	AC and DC station service systems
•	69 kV transmission line 6712 to Stockton Substation
•	69 kV transmission line 6717 to Oak Hall Substation
25.	Oak Hall 138kV Substation consisting of:
•	6 breaker ring bus with associated breaker disconnect switches
•	2 -138/69kV autotransformers
•	138kV steel structures and wood poles
•	138kV line and transformer disconnect switches
•	138kV lines, intermediate poles and terminations
•	138 kV rigid and aerial bus, insulators, supports, lightning arresters, potential devices
•	Fence, yard lighting, control house, grounding system, foundation, metering
•	138kV relaying and controls and associated equipment
•	RTU and EMS equipment and associated equipment
•	AC and DC station service systems
•	138kV transmission line 13763 to New Church Substation
•	138kV transmission line 13787 to Pocomoke Substation
•	138kV transmission line 13765 to New Church Substation
•	69 kV transformer switches 7655 and 7624, distribution AC and DC station service and grounding, and distribution station fencing
26.	Oak Hall 69kV Substation consisting of:
•	6 breaker ring bus with associated breaker disconnect switches
•	69 kV steel structures and wood poles
•	69 kV line and transformer disconnect switches

•	69 kV rigid and aerial bus, insulators, supports, lightning arresters, potential devices
•	69 kV capacitor bank, circuit breaker and associated bus and structures
•	Fence, yard lighting, control house, grounding system, foundation, metering
•	69 kV relaying and controls and associated equipment
•	RTU and EMS equipment and associated equipment
•	AC and DC station service systems
•	69 kV transmission line 6717 to Wattsville 69kV Substation
27.	New Church 138 kV Substation (retained in it entirety)
28.	RTU at Tasley and Bayview
29.

Right of continued use of the space on communication towers in Virginia for PHI Microwave Land Mobile Radio Communications, MAS Radio equipment and Controller and some unlicensed radio equipment located between Onancock and Tasley.

30.	Retained Wattsville Substation Transmission Assets
Account	Asset	Asset description	Location
00003530	10736	BUS - (9810)	Wattsville
00003530	10738	FOUNDATION - (3259)	Wattsville
00003530	10740	FOUNDATION - (J30)	Wattsville
00003530	10742	FOUNDATION - (9993)	Wattsville
00003530	10744	FOUNDATION - (9810)	Wattsville
00003530	10746	FOUNDATION - (332101)	Wattsville
00003530	10748	FUSE EQUIPMENT, SET OF HIGH VOLTAGE 7.5KV (3249)	Wattsville
00003530	10750	INSTRUMENT - (9754)	Wattsville
00003530	10752	INSTRUMENT - (9993)	Wattsville
00003530	10766	INSULATORS - (J30)	Wattsville
00003530	10768	INSULATORS - (9993)	Wattsville
00003530	10770	INSULATORS - (9993)	Wattsville
00003530	10772	CABLE - (3259)	Wattsville
00003530	10774	CABLE	Wattsville
00003530	10776	CABLE - (9754)	Wattsville
00003530	10778	CABLE	Wattsville
00003530	10780	CONDUIT (3259)	Wattsville
00003530	10782	CONDUIT (J30)	Wattsville
00003530	10784	CONDUIT (9002)	Wattsville
00003530	10786	CONTROL INSTALLATION (9993)	Wattsville
00003530	10788	OIL CIRCUIT BREAKER 69KV,#7650,SER #0139A940201 GE	Wattsville
00003530	10790	OIL CIRCUIT BREAKER 69KV,#7630,SER#0139A4940202 GE	Wattsville
00003530	10792	OIL CIRCUIT BREAKER 69KV,#7620,SER#0139A4940203 WH	Wattsville
00003530	10796	PANEL (9754)	Wattsville
00003530	10797	PANEL - (9993)	Wattsville
00003530	10799	PANEL (9810)	Wattsville
00003530	10803	STATION GROUNDING SYSTEM (3259)	Wattsville
00003530	10805	STATION GROUNDING SYSTEM (J30)	Wattsville

00003530	10807	STRUCTURE (3259)	Wattsville
00003530	10809	STRUCTURE (J30)	Wattsville
00003530	10811	STRUCTURE (9993)	Wattsville
00003530	10813	STRUCTURE (9810)	Wattsville
00003530	10815	SWITCH,AIRBREAK,69KV,600A, N/A (J30)	Wattsville
00003530	10817	SWITCH,AIR BREAK,69KV,1200A, N/A (9993)	Wattsville
00003530	10819	SWITCH,DISCONNECT (INDIVIDUAL),69KV,600A,SOUTH STS	Wattsville
00003530	10821	POWER TRANSFORMER ,10KVA,N/A,SER #804693, MOL	Wattsville
00003530	10823	SURGE ARRESTER (LIGHTNING) 69KV (3259)	Wattsville
00003530	17210	ENGERGY CONTROL SYSTEM DEVICES J563	Wattsville
00003530	17211	FOUNDATION - (J30)	Wattsville
00003530	17212	CABLE (332101)	Wattsville
00003530	17213	CONTROL INSTALLATION (J563)	Wattsville
00003530	17214	SURGE ARRESTERS (LIGHTNING) 69KV (332101)	Wattsville
00003530	17215	GAS CIRCUIT BREAKER,72.5KV,#7660,SER#167Y1752,WEST	Wattsville
00003530	17216	GAS CIRCUIT BREAKER,72.5KV,#7610,SER#267Y1752,WEST	Wattsville
00003530	17217	PANEL (J563)	Wattsville
00003530	17218	STRUCTURE (J563)	Wattsville
00003530	19870	CABLE	Wattsville
00003530	19873	SURGE ARRESTER(LIGHTNING) 69KV	Wattsville
00003530	19875	PANELS	Wattsville
00003530	19877	PROTECTIVE RELAYS	Wattsville
00003530	35663	CAPACITOR; Bank 69kV 10.8MVAR	Wattsville
00003530	35664	SWITCHER; Circuit 69kV 1200Amps Pre Insert Z	Wattsville
00003530	35665	TRANSFORMER; Voltage 69kV 40250;115/67	Wattsville
00003530	35666	ARRESTER; Surge 69kV 40kV MCOV	Wattsville
00003530	35667	STRUCTURES; Steel	Wattsville
00003530	35668	PANEL; Relay	Wattsville
00003530	35669	CABLE; Control	Wattsville
00003530	35670	ENCLOSURE; Control Prefabricated	Wattsville
00003530	35671	BUS;	Wattsville
00003530	35672	FOUNDATIONS;	Wattsville
00003530	35673	PCB; SPS2-72.5-40-2000 SF6	Wattsville
00003530	35674	SYSTEM; Grounding	Wattsville
00003530	35675	TRANSFORMER; Voltage 34kV 20125:115	Wattsville
00003530	35676	CONDUIT;	Wattsville
00003530	35677	SWITCH; Gang Operated 69kV 1200A	Wattsville
00003530	35940	BUS; Conductor, Connectors, etc	Wattsville
00003530	36147	PANEL; Relay	Wattsville
00003530	36148	CCVT; 69kV/11567v 350kV BIL Trench	Wattsville
00003530	36149	CCVT; 69kV/11567v 350kV BIL Trench	Wattsville
00003530	37484	BUS; Primary	Wattsville
00003530	37485	TROUGH; Conduit and Cable	Wattsville
00003530	37498	CABLE; Control	Wattsville
00003530	37499	PANEL; Relay SEL351S "CA1"	Wattsville
00003530	37500	SWITCHER; Circuit 69kV 1200A Pre-Z Mark V	Wattsville
00003530	37501	GROUNDING;	Wattsville
00003530	37502	STRUCTURE; Steel 3Phase Bus Support	Wattsville

00003530	37503	ARRESTER; Surge 69kV Metal Oxide Polymer	Wattsville
00003530	37504	FOUNDATION; Cap Bank	Wattsville
00003620	11029	SWITCHES,AIR BREAK, 69KV,600A,DELTA STAR (9993)	Wattsville
00003620	22958	DISCONNECT SWITCH, 72.5KV, 1200A	Wattsville
00003520	4528	HEATING SYSTEM - (J30)	Wattsville
00003520	4541	OTHER BUILDING - 20' X 30' (9993)	Wattsville
00003520	4543	YARD LIGHTING SYSTEM - (9806)	Wattsville
00003971	37427	MASTER; MDS9790 Backup	Wattsville
00003971	37428	REMOTE; MDS9710 Backup	Wattsville
31.	Retained Wattsville Substation Transmission Assets
00003530	10533	BUS (9746)	Oak Hall
00003530	10535	BUS (9955)	Oak Hall
00003530	10537	CABLE (9746)	Oak Hall
00003530	10539	CABLE (9955)	Oak Hall
00003530	10541	CABLE (9098)	Oak Hall
00003530	10543	CABLE (9098)	Oak Hall
00003530	10545	CAPACITOR,SHUNT (9098)	Oak Hall
00003530	10549	OIL CIR BKR,69KV,1200A,#7240,SER #137671,AC	Oak Hall
00003530	10551	OIL CIR BKR,69KV,1200A,#7260,SER#0139A9080205,GE	Oak Hall
00003530	10553	OIL CIR BKR,138KV,1200A,#181,SER#0139A6467205,GE	Oak Hall
00003530	10555	CONDUIT (C851)	Oak Hall
00003530	10557	CABLE TROUGH (9955)	Oak Hall
00003530	10559	CABLE TROUGH (9098)	Oak Hall
00003530	10561	CONTROL INSTALLATION (9955)	Oak Hall
00003530	10563	FOUNDATION (9514)	Oak Hall
00003530	10565	FOUNDATION (9746)	Oak Hall
00003530	10567	FOUNDATION (9955)	Oak Hall
00003530	10569	FOUNDATION (9098)	Oak Hall
00003530	10571	INSULATOR (9514)	Oak Hall
00003530	10574	INSULATORS (9746)	Oak Hall
00003530	10576	INSULATORS (9955)	Oak Hall
00003530	10578	INSULATORS (9098)	Oak Hall
00003530	10580	PANEL (9746)	Oak Hall
00003530	10582	PANEL (9955)	Oak Hall
00003530	10584	PANEL (9098)	Oak Hall
00003530	10586	PANEL (9744)	Oak Hall
00003530	10588	POTENTIAL TRANSF,69KV,N/A,SER #6169, AC (9746)	Oak Hall
00003530	10592	POTENTIAL TRANSF,69KV,N/A,SER#6197,AC (9746)	Oak Hall
00003530	10598	STATION GROUNDING SYSTEM (9514)	Oak Hall
00003530	10600	STATION GROUNDING SYSTEM (9768)	Oak Hall
00003530	10602	STATION GROUNDING SYSTEM (9746)	Oak Hall
00003530	10604	STATION GROUNDING SYSTEM (9955)	Oak Hall
00003530	10606	STATION GROUNDING SYSTEM (9098)	Oak Hall
00003530	10608	SURGE ARRESTERS,(LIGHTNING) 69KV	Oak Hall
00003530	10610	SURGE ARRESTERS (LIGHTNING) 60KV	Oak Hall
00003530	10612	SURGE ARRESTERS (LIGHTNING) 69KV	Oak Hall
00003530	10614	SURGE ARRESTERS (LIGHTNING)60KV	Oak Hall
00003530	10616	SURGE ARRESTERS (LIGHTNING) 20KV	Oak Hall
00003530	10618	SWITCHES,AIR BREAK,69KV,600A,N/A (9514)	Oak Hall

00003530	10620	STRUCTURE (3334)	Oak Hall
00003530	10622	STRUCTURE (9514)	Oak Hall
00003530	10624	STRUCTURE (J35)	Oak Hall
00003530	10626	STRUCTURE (9746)	Oak Hall
00003530	10628	STRUCTURE (9955)	Oak Hall
00003530	10630	STRUCTURE (9098)	Oak Hall
00003530	10632	SWITCHES, DISCONNECT,INDIVIDIUAL 69KV,600A,N/A	Oak Hall
00003530	10636	SWITCHES,DISCONNECT,INDIVIDUAL,69KV,600A,N/A	Oak Hall
00003530	10638	SWITCHES,DISCONNET,INDIVIDUAL,69KV,600A,N/A	Oak Hall
00003530	10640	SWITCHES ,DISCONNECT,INDIVIDUAL,161KV,1200A,N/A	Oak Hall
00003530	10642	SWITCHES,DISCONNECT,INDIVIDUAL,69KV,600A,N/A	Oak Hall
00003530	10647	REGULATOR, INDUCTION 69 KV	Oak Hall
00003530	13574	BUS (9241)	Oak Hall
00003530	13575	CABLE (9354)	Oak Hall
00003530	13576	OIL CIR BKR,69KV,1200A,#7270,SER#23Y6125,WEST	Oak Hall
00003530	13578	CABLE TROUGH (9515)	Oak Hall
00003530	13579	CONTROL INSTALLATION (9685)	Oak Hall
00003530	13580	FOUNDATION (9241)	Oak Hall
00003530	13581	FOUNDATION (9515)	Oak Hall
00003530	13582	INSULATORS (9241)	Oak Hall
00003530	13583	INSULATORS (9515)	Oak Hall
00003530	13584	PANEL (9354)	Oak Hall
00003530	13585	PANEL (J563)	Oak Hall
00003530	13590	STATION GROUNDING SYSTEM (9241)	Oak Hall
00003530	13591	STATION GROUNDING SYSTEM (9515)	Oak Hall
00003530	13592	SURGE ARRESTER (LIGHTNING) 69KV (9241)	Oak Hall
00003530	13593	SWITCHES,AIR BREAK,138KV,1200A,N/A, (9515)	Oak Hall
00003530	13594	STRUCTURE (9241)	Oak Hall
00003530	13595	STRUCTURE (9515)	Oak Hall
00003530	13596	SWITCHES,DISCONNECT,INDIVIDUAL,69KV,1200A,N/A	Oak Hall
00003530	13597	SWITCHES,DISCONNECT,INDIVIDUAL,138KV,1200A, RUMSEY	Oak Hall
00003530	17183	ANNUNCIATOR (9685)	Oak Hall
00003530	17184	BUS (312801)	Oak Hall
00003530	17185	CABLE (312801)	Oak Hall
00003530	17187	CABLE TROUGH (312801)	Oak Hall
00003530	17188	CONTROL INSTALLATION (9685)	Oak Hall
00003530	17189	CONTROL INSTALLATION (312801)	Oak Hall
00003530	17190	FOUNDATION (312801)	Oak Hall
00003530	17191	INSULATORS (312801)	Oak Hall
00003530	17192	PANEL (9685)	Oak Hall
00003530	17193	PANEL (312801)	Oak Hall
00003530	17197	POTENTIAL TRANSF,138KV,N/A,SER#1503254 GE	Oak Hall
00003530	17198	POTENTIAL TRANSF,138KV,N/A,SER#1503255 GE	Oak Hall
00003530	17199	POTENTIAL TRANSF,138KV,N/A,SER#1503256 GE	Oak Hall
00003530	17200	STATION GROUNDING SYSTEM (312801)	Oak Hall
00003530	17201	SURGE ARRESTERS (LIGHTNING) 138KV (312801)	Oak Hall
00003530	17202	STRUCTURE (312801)	Oak Hall
00003530	17203	STRUCTURE (332003)	Oak Hall
00003530	17204	POWER TRANSF,138KV,N/A/,N/A,SER #C0654351 ME	Oak Hall
00003530	17205	SWITCHES,DISCONNECT,INDIVIDUAL,69KV,1200A, RUMSEY	Oak Hall

00003530	17206	SWITCHES,DISCONNECT,INDIVIDUAL,69KV,600A,N/A	Oak Hall
00003530	17207	BATTERY CHARGER,N/A,N/A,N/A (312801)	Oak Hall
00003530	17208	BATTERY,STORAGE,105A,125V,105A/H (312801)	Oak Hall
00003530	19857	RELAY	Oak Hall
00003530	27569	BREAKER,POWER,CIRCUIT,72.5KV,1200A	Oak Hall
00003530	27570	BREAKER,POWER,CIRCUIT,72.5KV,1200A	Oak Hall
00003530	27571	CABLE	Oak Hall
00003530	27572	PROTECTIVE RELAY	Oak Hall
00003530	27573	FOUNDATION	Oak Hall
00003530	27574	PANELS	Oak Hall
00003530	27575	PROTECTIVE RELAY	Oak Hall
00003530	35464	SWITCH; Disconnect 69kV 1200A 61kA	Oak Hall
00003530	35465	WIRE; 954 ACSR Aluminum	Oak Hall
00003530	35466	PRIMARY; Miscellaneous Connectors	Oak Hall
00003530	35467	INSULATORS; 69kV Suspension Polymer	Oak Hall
00003530	35468	SECONDARY; Miscellaneous Material	Oak Hall
00003530	35469	PANEL; Relay Line 13765 BU	Oak Hall
00003530	35470	PANEL; Relay Line 13765 FL	Oak Hall
00003530	35471	PANEL; Relay PCB 180 SB	Oak Hall
00003530	35472	BREAKER; Power Circuit 145kV 2000A 40kA	Oak Hall
00003530	35473	BREAKER; Power Circuit 145kV 2000A 40kA	Oak Hall
00003530	35474	BREAKER; Power Circuit 145kV 2000A 40kA	Oak Hall
00003530	35475	BREAKER; Power Circuit 145kV 2000A 40kA	Oak Hall
00003530	35476	BREAKER; Power Circuit 145kV 2000A 40kA	Oak Hall
00003530	35477	BREAKER; Power Circuit 72.5kV 2000A 40kA	Oak Hall
00003530	35478	TRANSFORMER; Auto 144/72kV 60/80/100MVA AT2	Oak Hall
00003530	35479	SWITCH; Disconnect 69kV 1200A 61kA	Oak Hall
00003530	35480	SWITCH; Disconnect 69kV 1200A 61kA	Oak Hall
00003530	35481	SWITCH; Disconnect 138kV 1200A 61kA	Oak Hall
00003530	35482	SWITCH; Disconnect 138kV 2000A 61kA	Oak Hall
00003530	35483	TRANSFORMER; Coupling Capacitor Voltage 80.5kV	Oak Hall
00003530	35484	TRANSFORMER; Coupling Capacitor Voltage 40kV	Oak Hall
00003530	35485	ARRESTER; Lightning 108kV 88kV MCOV PVN	Oak Hall
00003530	35486	ARRESTER; Lightning 60kV 48kV MCOV PVN	Oak Hall
00003530	35487	BUS;	Oak Hall
00003530	35488	INSULATORS; 138kV Suspension Polymer	Oak Hall
00003530	35489	INSULATORS; 138kV Station Post Porcelain	Oak Hall
00003530	35490	INSULATORS; 69kV Suspension Polymer	Oak Hall
00003530	35491	INSULATORS; 69kV Station Post Porcelain	Oak Hall
00003530	35492	PRIMARY; Miscellaneous Connectors	Oak Hall
00003530	35493	SECONDARY; Miscellaneous Material	Oak Hall
00003530	35494	CABLE; Control 3C#6	Oak Hall
00003530	35495	CABLE; Control 3C#10	Oak Hall
00003530	35496	CABLE; Control 5C#10	Oak Hall
00003530	35497	CABLE; Control 12C#12	Oak Hall
00003530	35498	FOUNDATIONS;	Oak Hall
00003530	35499	SYSTEM; Station Grounding	Oak Hall
00003530	35500	CONDUIT; Miscellaneous	Oak Hall
00003530	35501	STRUCTURES; Steel	Oak Hall
00003530	35502	PANEL; Relay Auxiliary Alarm	Oak Hall

00003530	35503	PANEL; Relay Auto-Sync Check	Oak Hall
00003530	35504	PANEL; Relay AT2 FL	Oak Hall
00003530	35505	PANEL; Relay AT2 BU	Oak Hall
00003530	35506	PANEL; Relay Line 13763 FL	Oak Hall
00003530	35507	PANEL; Relay Line 13763 BU	Oak Hall
00003530	35508	PANEL; Relay Line 13787 FL	Oak Hall
00003530	35509	PANEL; Relay Line 13787 BU	Oak Hall
00003530	35510	PANEL; Relay Line 13787 SBTT	Oak Hall
00003530	35511	PANEL; Relay Line 6790 BU	Oak Hall
00003530	35512	PANEL; Relay Line 6717 BU	Oak Hall
00003530	35513	PANEL; Relay Line 6778 BU	Oak Hall
00003530	35514	PANEL; Relay PCB 183 SB	Oak Hall
00003530	35515	PANEL; Control PCB 184	Oak Hall
00003530	35516	PANEL; Relay PCB 184 SB	Oak Hall
00003530	35517	PANEL; Control PCB 185	Oak Hall
00003530	35518	PANEL; Relay PCB 185 SB	Oak Hall
00003530	35519	PANEL; Control PCB 186	Oak Hall
00003530	35520	PANEL; Relay PCB 186 SB	Oak Hall
00003530	35521	PANEL; Control PCB 183	Oak Hall
00003530	35522	PANEL; Relay PCB 80 SB	Oak Hall
00003530	35523	PANEL; Relay PCB 7270 SB	Oak Hall
00003530	35524	PANEL; Relay PCB 7260 SB	Oak Hall
00003530	35525	PANEL; Relay PCB 7220 SB	Oak Hall
00003530	35526	PANEL; Control PCB 7290	Oak Hall
00003530	35527	PANEL; Relay PCB 7290 SB	Oak Hall
00003530	35528	PANEL; Relay PCB 7210 SB	Oak Hall
00003530	35529	BATTERY SYSTEM; 330AH 125VDC 60 Cell Lead Calcium	Oak Hall
00003530	35530	BATTERY CHARGER; 25A 125VDC Output 120/208/240VAC	Oak Hall
00003530	35531	RTU; Nells Automation Sage 2100	Oak Hall
00003530	36119	BREAKER; Gas Circuit SPS2-72.5 69kV 2000A	Oak Hall
00003520	4485	FENCE PERIMETER 6' GALV (ADJ 239)	Oak Hall
00003520	4487	FENCE-PERIMETER 1259 FT (ADJ239)	Oak Hall
00003520	4490	FIRE PROTECTION SYSTEM (ADJ 239)	Oak Hall
00003520	4492	LANDSCAPING (INITIAL) (ADJ 239)	Oak Hall
00003520	4494	LAND IMPROVEMENT-GRADING & FILL (ADJ 239)	Oak Hall
00003520	4496	YARD LIGHTING SYSTEM (ADJ 239)	Oak Hall
00003520	4498	YARD LIGHTING SYSTEM (ADJ 239)	Oak Hall
00003520	4500	OTHER BUILDING N/A (9955)	Oak Hall
00003520	4503	LAND IMPROVEMENT-GRADING & FILL (ADJ 257)	Oak Hall
00003520	4505	ROADS & DRIVES N/A (ADJ 257)	Oak Hall
00003520	12257	FENCE-PERIMETER N/A (ADJ 239)	Oak Hall
00003520	16826	ROADS & DRIVES N/A (ADJ 239)	Oak Hall
00003520	16827	OTHER BUILDING 25 X 20 (ADJ 257)	Oak Hall
00003520	16828	YARD LIGHTING SYSTEM (ADJ 257)	Oak Hall
00003520	16829	HEATING SYSTEM (ADJ 257)	Oak Hall
00003971	39190	AMPLIFIER; Crescend 150W 800MHz	Oak Hall
00003971	39191	AMPLIFIER; Crescend 150W 800MHz	Oak Hall
00003971	39192	AMPLIFIER; Crescend 150W 800MHz	Oak Hall
00003971	39193	AMPLIFIER; Crescend 150W 800MHz	Oak Hall
00003971	39194	AMPLIFIER; Crescend 150W 800MHz	Oak Hall

00003972	35552	RADIO EQUIPMENT	030
00003972	19873E1RADIO	RADIO EQUIPMENT	030
00003972	19893E1RADIO	RADIO EQUIPMENT	030
00003972	19903E1RADIO	RADIO EQUIPMENT	030
00003972	19913E1RADIO	RADIO EQUIPMENT	030
00003972	19943E1RADIO	RADIO EQUIPMENT	030
00003972	19953E1RADIO	RADIO EQUIPMENT	030
00003972	19963E1RADIO	RADIO EQUIPMENT	030
00003971	34494	Radio Equipment - HT1000 Portables ( 800 MHZ sys)	030
00003971	34495	Radio Equipment - MC2000 Mobiles ( 800 MHZ sys)	030
00003971	34496	Radio Equipment -MTS 2000 Portables( 800 MHZ sys)	030
00003971	34497	Radio Equipment -Astro Control Stations and	030
00003971	34498	Radio Equipment - Telecom infra upgrades, IDNX Exp	030
32.	Retained Transmission Line Assets
Account	Asset	Asset description	Location	SPLIT ASSETS
00003550	35095	POLE; 75 Ft Wood Class 1	13763
00003550	35096	POLE; 80 Ft Wood Class 1	13763
00003550	35097	POLE; 85 Ft Wood Class 1	13763
00003550	35100	POLE; 50 Ft Wood Class 1	13763
00003550	35087	POLE; 80 Ft Wood Class 1	13764
00003550	35088	POLE; 85 Ft Wood Class 1	13764
00003550	36931	POLE; 45ft Wood	6712
00003550	36932	POLE; 60ft Wood	6712
00003550	36933	POLE; 70ft Wood	6712
00003550	35124	POLE; 70FT Wood Class H1	6717
00003550	35125	POLE; 75FT Wood Class H1	6717
00003550	35126	POLE; 80FT Wood Class H1	6717
00003560	35098	WIRE; 7#8 AW 7STR Bare	13763
00003560	35099	WIRE; 954-45/7 ACSR Bare	13763
00003560	35127	WIRE; 954-45/7 ACSR Bare	6717
00003560	35128	WIRE; 7#8 -7STR AW Bare	6717
00003502	3836	LAND AND LAND RIGHTS - RIGHTS OF WAY	030
00003502	3840	LAND AND LAND RIGHTS - RIGHTS OF WAY	030
00003502	3849	LAND AND LAND RIGHTS - RIGHTS OF WAY	030
00003502	3855	LAND AND LAND RIGHTS - RIGHTS OF WAY	030
00003502	27182	LAND RIGHTS	030	Portion to be sold to ODEC
00003550	19483E000005	POLES AND FIXTURES	030
00003550	19523E000005	POLES AND FIXTURES	030
00003550	19533E000005	POLES AND FIXTURES	030
00003550	19563E000005	POLES AND FIXTURES	030

00003550	19583E000005	POLES AND FIXTURES	030
00003550	19603E000005	POLES AND FIXTURES	030
00003550	19613E000005	POLES AND FIXTURES	030
00003550	19653E000005	POLES AND FIXTURES	030
00003550	19673E000005	POLES AND FIXTURES	030
00003550	19693E000005	POLES AND FIXTURES	030
00003550	19703E000005	POLES AND FIXTURES	030
00003550	19713E000005	POLES AND FIXTURES	030
00003550	19763E000005	POLES AND FIXTURES	030
00003550	19793E000005	POLES AND FIXTURES	030
00003550	19823E000005	POLES AND FIXTURES	030
00003550	19833E000005	POLES AND FIXTURES	030	Portion to be sold to ODEC
00003550	19843E000005	POLES AND FIXTURES	030
00003550	19883E000005	POLES AND FIXTURES	030	Portion to be sold to ODEC
00003550	19903E000005	POLES AND FIXTURES	030	Portion to be sold to ODEC
00003550	19913E000005	POLES AND FIXTURES	030	Portion to be sold to ODEC
00003550	19923E000005	75 FT. POLE (VOC)	030	Portion to be sold to ODEC
00003550	19933E000005	POLES AND FIXTURES	030
00003550	19953E000005	POLES AND FIXTURES	030	Portion to be sold to ODEC
00003560	19413E000008	OVERHEAD CONDUCTORS AND DEVICES	030	Portion to be sold to ODEC
00003560	19483E000008	OVERHEAD CONDUCTORS AND DEVICES	030
00003560	19533E000008	OVERHEAD CONDUCTORS AND DEVICES	030
00003560	19643E000008	OVERHEAD CONDUCTORS AND DEVICES	030	Portion to be sold to ODEC
00003560	19673E000008	OVERHEAD CONDUCTORS AND DEVICES	030
00003560	19763E000008	OVERHEAD CONDUCTORS AND DEVICES	030	Portion to be sold to ODEC
00003560	19833E000008	OVERHEAD CONDUCTORS AND DEVICES	030	Portion to be sold to ODEC
00003560	19933E000008	OVERHEAD CONDUCTORS AND DEVICES	030

SCHEDULE 3.2(a)
Net Book Value Calculation
SAMPLE SALES PRICE ADJUSTMENT:
Sales Price $ 4,800,000
Plus: Additional asset investment since November 30, 2006 $ 200,000
Less: NBV of Retirements, Disposals, and Abandoned Equipment since November 30, 2006 $ 75,000
Adjusted Sales Price $ 4,925,000

SCHEDULE 4.3(a)
Seller's Defaults and Violations
None

SCHEDULE 4.3(b)
Seller's Required Regulatory Approvals
1.	Approval under the Virginia Utilities Transfers Act from the Virginia State Corporation Commission
2.	FERC approval of the Restated Interconnection Agreement
3.	FERC approval of the Facilities Agreement.

SCHEDULE 4.4
Insurance
All DPL properties in Virginia which are covered by insurance are covered under blanket policies which also cover properties of other PHI entities and properties located in other states.

Property: Coverage is provided on an all-risk basis for specified locations. There is no coverage for transmission and distribution lines. The limits are $400 million per occurrence and deductibles vary.

Liability: Coverage is provided on a claims made basis and includes pollution coverage. The limits are $150 per occurrence and retention is $2 million.

SCHEDULE 4.5(c)
Required Easements
Seller has wire crossings with Eastern Shore Railroad, Inc. but cannot locate permits for the following locations:
•	MP # 45.05
•	MP # 52.90
•	MP # 55.70
•	MP # 64.60
•	MP # 67.80
•	MP # 68.90
•	MP # 70.12
•	MP # 76.30
•	MP # 77.70
•	MP # 79.21
•	MP # 84.50
•	MP # 86.00

SCHEDULE 4.6
Seller's Environmental Matters
1.	All matters identified on Phase I and Phase II reports prepared by NTH Consultants, Ltd.
2.

Seller received a letter dated January 3, 2006 from the United States Environmental Protection Agency (the "EPA"). The letter requested that Seller respond to a "First Information Request," pursuant to Section 104 of CERCLA and Section 3007 of RCRA with respect to a Carolina Transformer Site in Fayetteville, Cumberland County, North Carolina. According to the letter, the EPA received information from parties operating the Site that Seller may have conducted business with, or sent materials to, the site. Seller provided a timely response to the EPA's request, dated February 22, 2006. On August 25, 2006, Seller received a letter from the EPA stating that Seller has been identified as a party that sent PCB-laden oil to the Carolina Transformer Superfund Site and may potentially be a responsible party under Section 107(a) of CERCLA.

3.	Underground Storage Tanks

The Exmore site includes two underground storage tanks, located outdoors to the west of the main building in the central portion of the Exmore Complex. One is a 10,000 gallon diesel double-walled fiberglass tank and the other is a 10,000 gallon diesel double-walled fiberglass tank.

4.	PCB Contaminated Equipment
•	7 PCB Capacitors at Wattsville Substation:
	o	B-399-CAP-10
	o	B-399-CAP-19
	o	B-399-CAP-20
	o	B-399-CAP-21
	o	B-399-CAP-22
	o	B-399-CAP-23
	o	B-399-CAP-24

Additionally, to the Seller's Knowledge, the PCB status of substation electrical equipment is described in the equipment inventory contained in the SPCC Plan for each substation, which have been provided in due diligence

5.	See attached list of Oil Spills from 1997 to 2007 and Manifests from 1998-2007.

SCHEDULE 4.8
Real Property and Transferred Easements
1.	See Schedule 1.1(93).
2.	See Schedule 2.1(a).
3.	See Transmission Army Corps Water Crossings provided by microfiche (consent or approval may be required to transfer).
4.	See Transmission Virginia Railroad Crossings provided by microfiche (consent or approval may be required to transfer).
5.	Agreement for Electric Transmission Lines across the right-of-way, tracks and property of The Pennsylvania Railroad Company, dated February 17, 1967.
6.	Agreement for Electric Transmission Lines across the right-of-way, tracks and property of The Pennsylvania Railroad Company, dated April 23, 1948.
7.	Agreement for Electric Transmission Lines across the right-of-way, tracks and property of The Pennsylvania Railroad Company, dated April 15, 1964.

SCHEDULE 4.9(a)
Seller's Agreements
1.	See Schedule 1.1(93) and Schedule 2.1(d).
2.	Service Agreement with Atlantic Coast Alarm, Inc. for monitoring of security systems.
3.	Service Agreement with Atlantic Coast Alarm, Inc. for repair of security systems.
4.	Service Agreement with JC Ehrlich Co. Inc. for pest control.
5.	Service Agreement with Trugreen Chemlawn for landscaping.
6.	Service Agreement with Waste Management of Delmarva for trash removal services.

SCHEDULE 4.9(b)
Seller's Agreements Exceptions
None

SCHEDULE 4.9(c)
Seller's Agreements Defaults and Violations
None

SCHEDULE 4.10
Legal Proceedings
1.

On March 10, 2006, DPL filed for a rate increase with the VSCC for its Virginia Default Service customers to take effect on June 1, 2006, which was intended to allow DPL to recover its higher cost for energy established by the competitive bid procedure. On June 19, 2006, the VSCC issued an order that granted a rate increase for DPL of $11.5 million ($8.5 million less than requested by DPL in its March 2006 filing), to go into effect July 1, 2006. In determining the amount of the approved increase, the VSCC applied the proxy rate calculation to DPL's fuel factor, rather than allowing full recovery of the costs DPL incurred in procuring the supply necessary for its Default Service obligation. The estimated after-tax earnings and cash flow impacts of the decision are reductions of approximately $3.6 million in 2006 (including the loss of revenue in June 2006 associated with the Default Service rate increase being deferred from June 1 until July 1) and $2.0 million in 2007. The order also mandated that DPL file an application for Default Service rates to become effective June 1, 2007, including a calculation of the fuel factor that is consistent with the procedures set forth in the order. On April 2, 2007, DPL filed the application in accordance with the terms of the order. The calculations in the application result in a rate decrease of approximately $1.7 million for the first period, June 1 to June 30, 2007, and an increase of approximately $4.2 million for the second period, July 1, 2007 to May 31, 2008, or an overall annual rate increase of approximately $2.5 million.

2.

In February 2007, the Virginia General Assembly passed amendments to the Virginia Electric Utility Restructuring Act to become effective on July 1, 2007(the Virginia Restructuring Act) that modified the method by which investor-owned electric utilities in Virginia will be regulated by the VSCC. The amendments provide that, as of December 31, 2008, the following will terminate: (i) capped electric base rates (the previous expiration date was December 31, 2010); (ii) DPL's Default Service obligation (previously, DPL was obligated to continue to offer Default Service until relieved of that obligation by the VSCC); and (iii) customer choice, except that customers with loads of five megawatts or greater will continue to be able to buy from competitive suppliers, as will smaller non-residential customers that aggregate their loads to reach the five-megawatt threshold and obtain VSCC approval. Additionally, if an ex-customer of Default Service wants to return to DPL as its energy supplier, it must give five years notice or obtain approval of the VSCC that the return is in the public interest. In this event, the ex-customer must take DPL's service at market based rates.

DPL also believes that the amendments to the Virginia Restructuring Act will terminate, as of December 31, 2008, the ratemaking provisions within the memorandum of agreement entered into by DPL, the staff of the VSCC and the Virginia Attorney General's office in the docket approving DPL's generating asset divestiture in 2000 (the MOA), including the application of the proxy rate calculation to DPL's fuel factor as discussed above; however, the VSCC's interpretation of these provisions is not known.

3.	See Schedule 4.6.
4.

See the Order by the Virginia State Corporation Commission in Case No. PUE-2007-00013, Application of Delmarva Power & Light For an increase in its electric rates pursuant to Va. Code §: 56-249.6 and § 56-582.

SCHEDULE 4.12
Brokers; Finders
None

SCHEDULE 4.14
Material Adverse Effects
1.	See Schedule 4.10.
2.	See Schedule 4.6.

SCHEDULE 5.3(a)
Buyer's Defaults and Violations
None

SCHEDULE 5.3(b)
Buyer's Required Regulatory Approvals
1.	Approval under the Virginia Utilities Transfers Act from the Virginia State Corporation Commission
2.	Certificate of Public Convenience & Necessity from the Virginia State Corporation Commission
3.	FERC approval of the Restated Interconnection Agreement
4.	FERC approval of the Facilities Agreement.
5.	FERC approval of a revenue requirement related to the purchased transmission facilities.

SCHEDULE 6.1
Conduct of Business Exceptions
1.	Seller plans to install a 138 kV to 69 kV step-down transformer in the Wattsville 69 kV substation, with an in-service date of May 2009.
2.	Replacement of Tasley CB 3450
3.	Replacement of CB 20 at Kellam
4.	Replacement of CB 570 at Wattsville

SCHEDULE 6.1(e)
Seller's Budget
See attached Seller's Budget.

SCHEDULE 7.1(c)
Certain Buyer's Required Regulatory Approvals
See Schedule 5.3(b).

SCHEDULE 7.2(c)
Certain Seller's Required Regulatory Approvals
See Schedule 4.3(b).